EXHIBIT 10.23










$33,500,000

LEASE AGREEMENT



BETWEEN



BNP LEASING CORPORATION,

AS LANDLORD


AND


3COM CORPORATION,

AS TENANT



EFFECTIVE AS OF JULY 14, 1994


TABLE OF CONTENTS

Page


1.      Definitions       2
(a)     Active Negligence         2
(b)     Additional Rent   3
(c)     Advance Date      3
(d)     Affiliate         3
(e)     Applicable Laws   3
(f)     Applicable Purchaser      3
(g)     Attorneys' Fees   3
(h)     Base Rent         3
(i)     Base Rent Commencement Date       3
(j)     Base Rental Date          4
(k)     Base Rental Period        4
(l)     Breakage Costs    4
(m)     Business Day      4
(n)     Capital Adequacy Charges          4
(o)     Carrying Costs    4
(p)     Closing Costs     5
(q)     Change of Control Event   5
(r)     Code      5
(s)     Commitment Fee    5
(t)     Completion Notice         5
(u)     Completion Deadline       5
(v)     Construction Advances     5
(w)     Construction Allowance    5
(x)     Construction Documents    5
(y)     Construction Periods      5
(z)     Custodial Agreement       6
(aa)    Debt      6
(ab)    Default   6
(ac)    Default Rate      6
(ad)    Defaulting Participant    6
(ae)    Designated Payment Date   7
(af)    Effective Rate    7
(ag)    Environmental Indemnity 7
(ah)    Environmental Laws      8
(ai)    Environmental Losses    8
(aj)    Environmental Report    8
(ak)    ERISA    9
(al)    ERISA Affiliate   9
(am)    ERISA Termination Event 9
(an)    Escrowed Proceeds       9
(ao)    Eurocurrency Liabilities        10
(ap)    Eurodollar Rate Reserve Percentage      10
(aq)    Event of Default         10
(ar)    Excluded Taxes   10
(as)    Fair Market Value       10
(at)    Fed Funds Rate   10
(au)    Funding Advances        11
(av)    GAAP     11
(aw)    Hazardous Substance      11
(ax)    Hazardous Substance Activity    11
(ay)    Impositions      12
(az)    Improvements     12
(ba)    Indemnified Party        12
(bb)    Initial Funding Advance  12
(bc)    Initial Improvements     12
(bd)    Landlord's Lender        12
(be)    Last Advance Date        12
(bf)    LIBOR    12
(bg)    Lien     13
(bh)    Losses   13
(bi)    Maximum Construction Allowance   14
(bj)    Notice of Last Advance   14
(bk)    Ordinary Negligence      14
(bl)    Outstanding Construction Allowance       14
(bm)    Participant      14
(bn)    Participation Agreements         14
(bo)    Permitted Encumbrances   14
(bp)    Permitted Hazardous Substance Use        14
(bq)    Permitted Hazardous Substances   15
(br)    Permitted Transfer       15
(bs)    Person   15
(bt)    Plan     16
(bu)    Pledge Agreement         16
(bv)    Potential Lien Claimants         16
(bw)    Prime Rate       16
(bx)    Purchase Agreement       16
(by)    Qualified Payments       16
(bz)    Remaining Proceeds       17
(ca)    Rent     17
(cb)    Responsible Financial Officer    17
(cc)    Scope Change     17
(cd)    Spread   17
(ce)    Stipulated Loss Value    18
(cf)    Subsidiary       19
(cg)    Tenant's Knowledge       19
(ch)    Term     19
(ci)    Unfunded Benefit Liabilities     19
(cj)    Other Terms and References       19

2.      Term     20

3.      Rental   20
(a)     Base Rent        20
(b)     Upfront Fee      21
(c)     Commitment Fees  21
(d)     Additional Rent  22
(e)     Interest and Order of Application        22
(f)     Net Lease        22
(g)     No Demand or Setoff     22

4.      Insurance and Condemnation Proceeds      22

5.      No Lease Termination     24
(a)     Status of Lease  24
(b)     Waiver By Tenant         25

6.      Construction Allowance   25
(a)     Advances; Outstanding Construction Allowance     25
(b)     Initial Improvements     26
(i) Responsibility for Construction.     26
(ii)    Scope Changes.   26
(iii)   Value Added.     26
(iv)    Estoppel Letters Required.       27
(v)     Advances Not a Waiver.   27
(c)     Conditions to Construction Advances      27
(i)     Prior Notice     27
(ii)    Amount of the Advances   27
(iii)   Insurance        28
a)      Title Insurance  28
b)      Builder's Risk Insurance         28
(iv)    Progress of Construction         29
(v)     Evidence of Costs to be Reimbursed       29
(vi)    No Event of Default or Change of Control Event   29
(vii)   No Sale of Landlord's Interest   29
(viii)  Certificate of No Default        29
(d)     Completion Notice        30

7.      Purchase Agreement, Pledge Agreement and Environmental
	Indemnity        30

8.      Use and Condition of Leased Property     30
(a)     Use      30
(b)     Condition        30
(c)     Consideration of and Scope of Waiver     31

9.      Other Representations, Warranties and Covenants of Tenant        31
(a)     Financial Matters        31
(b)     Existing Contract        31
(c)     No Default or Violation  32
(d)     Compliance with Covenants and Laws       32
(e)     Environmental Representations    32
(f)     No Suits         33
(g)     Condition of Property    33
(h)     Organization     33
(i)     Enforceability   34
(j)     Not a Foreign Person     34
(k)     Omissions        34
(l)     Existence        34
(m)     Tenant Taxes     34
(n)     Operation of Property    34
(o)     Debts for Construction   36
(p)     Impositions     36
(q)     Repair, Maintenance, Alterations and Additions   37
(r)     Insurance and Casualty   37
(s)     Condemnation     38
(t)     Protection and Defense of Title  39
(u)     No Liens on the Leased Property  39
(v)     Books and Records        40
(w)     Financial Statements; Required Notices; Certificates as
	to Default       40
(x)     Further Assurances       42
(y)     Fees and Expenses; General Indemnification; Increased
	Costs; and Capital Adequacy Charges      42
(z)     Liability Insurance      44
(aa)    Permitted Encumbrances   45
(ab)    Environmental    45
(ac)    Right of Landlord to Perform     47
(ad)    Affirmative Financial Covenants  47
(iii) Minimum Tangible Net Worth         49
(ae)    Negative Covenants       50
(i) Liens        50
(ii) Transactions with Affiliates        52
(iii) Mergers; Sales of Assets   52
(v) Change of Business   53
(af)    ERISA    53

10.     Representations, Warranties and Covenants of Landlord    53
(a)     Title Claims By, Through or Under Landlord       54
(b)     Actions Required of the Title Holder     54
(c)     No Default or Violation  54
(d)     No Suits         55
(e)     Organization     55
(f)     Enforceability   55
(g)     Existence        55
(h)     Not a Foreign Person     55

11.     Assignment and Subletting        55
(a)     Consent Required         55
(b)     Transfers in Violation of ERISA  56
(c)     Consent Not a Waiver     56
(d)     Landlord's Assignment    56

12.     Environmental Indemnification    57
(a)     Indemnity        57
(b)     Assumption of Defense    57
(c)     Notice of Environmental Losses   58
(d)     Rights Cumulative        58
(e)     Survival of the Indemnity        58

13.     Landlord's Right of Access       59

14.     Events of Default        59
(a)     Definition of Event of Default   60
(b)     Remedies         62
(c)     Enforceability   64
(d)     Remedies Cumulative     64
(e)     Waiver by Tenant         64
(f)     No Implied Waiver        64

15.     Default by Landlord      65

16.     Quiet Enjoyment  65

17.     Surrender Upon Termination       65

18.     Holding Over by Tenant   66

19.     Miscellaneous    66
(a) Notices      66
(b) Severability         69
(c) No Merger    69
(d) NO IMPLIED REPRESENTATIONS BY LANDLORD       69
(e)     Entire Agreement         69
(f)     Binding Effect   69
(g)     Time is of the Essence   70
(h)     Termination of Prior Rights      70
(i)     Governing Law    70
(j)     Waiver of a Jury Trial   70
(k)     Tax Reporting    70


Exhibits and Schedules

Exhibit A       Legal Description

Exhibit B       Encumbrance List

Exhibit C       Information Concerning Initial Improvements

Exhibit D       Contractor's Estoppel Letter

Exhibit E       Architect's Estoppel Letter

Exhibit F       Draw Request Forms

Exhibit G       Covenant Compliance Certificate

Exhibit H       Permitted Hazardous Substances

Exhibit I       Resolution of Disputed Insurance Claims

Schedule 1      List of Existing Participants




LEASE AGREEMENT


	This LEASE AGREEMENT (hereinafter called this "Lease"), made to be effective as of July 14, 1994 (all references herein to the "date hereof" or words of like effect shall mean such effective date), by and between BNP LEASING CORPORATION, a Delaware corporation (hereinafter called "Landlord"), and 3COM CORPORATION, a California corporation (hereinafter called "Tenant");


W I T N E S E T H   T H A T:

	WHEREAS, pursuant to a letter agreement dated April 6, 1994 (hereinafter, as extended, called the "Existing Contract") from between 3Com Development Corporation ("3CD") to Dairy Associates, L.P. (hereinafter called "Seller") concerning the land described in Exhibit A attached hereto (hereinafter called the "Land"), Landlord is acquiring the Land and any improvements thereon from Seller contemporaneously with the execution of this Lease;

	WHEREAS, in anticipation of Landlord's acquisition of the Land and other property hereinafter described, Landlord and Tenant have reached agreement as to the terms and conditions upon which Landlord is willing to lease the same to Tenant, and by this Lease Landlord and Tenant desire to evidence such agreement;

	NOW, THEREFORE, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, Landlord does hereby LEASE, DEMISE and LET unto Tenant for the term hereinafter set forth the Land, together with:

		Landlord's interest in any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery and other articles attached to such buildings and improvements (hereinafter called the "Improvements");

		all easements and rights-of-way now owned or hereafter acquired by Landlord for use in connection with the Land or Improvements or as a means of access thereto;

	 all right, title and interest of Landlord, now owned or hereafter acquired, in and to (A) any land lying within the right-of-way of any street, open or proposed, adjoining the Land, (B) any and all sidewalks and alleys adjacent to the Land and (C) any strips and gores between the Land and abutting land (except strips and gores, if any, between the Land and abutting land owned by Landlord, with respect to which this Lease shall cover only the portion thereof to the center line between the Land and the abutting land owned by Landlord).

The Land and all of the property described in items through above are hereinafter referred to collectively as the "Real Property".

	In addition to conveying the leasehold in the Real Property as described above, Landlord hereby grants and assigns to Tenant for the term of this Lease the right to use and enjoy (and, to the extent the following consist of contract rights, to enforce) any interests or rights in, to or under the following that have been transferred to Landlord by Seller under the Existing Contract, to the extent any such rights and interests are assignable and related to the Real Property: (a) any goods, equipment, furnishings, furniture, chattels and personal property of whatever nature that are located on the Real Property and all renewals or replacements of or substitutions for any of the foregoing; and (b) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges. All of the property, rights and privileges described above in this paragraph, together with any furniture, furnishings and other personalty included in the Initial Improvements (as hereinafter defined) because of Tenant's purchase thereof with the Construction Allowance (as hereinafter defined), are hereinafter collectively called the "Personal Property". The Real Property and the Personal Property are hereinafter sometimes collectively called the "Leased Property."

	 Provided, however, the leasehold estate conveyed hereby and Tenant's rights hereunder are expressly made subject and subordinate to the Permitted Encumbrances (as hereinafter defined) and to any other claims or encumbrances not asserted by Landlord itself or by third parties lawfully claiming through or under Landlord.

	The Leased Property is leased by Landlord to Tenant and is accepted and is to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements and conditions:

		Definitions. As used herein, the terms "Landlord," "Tenant," "Existing Contract," "3CD," "Seller," "Land," "Improvements," "Real Property," "Personal Property" and "Leased Property" shall have the meanings indicated above and the terms listed immediately below shall have the following meanings:

		   Active Negligence. "Active Negligence" of an Indemnified Party means, and is limited to, the negligent conduct of activities on the Leased Property by the Indemnified Party in a manner that proximately causes actual bodily injury or property damage to occur. "Active Negligence" shall not include (1) any negligent failure of Landlord to act when the duty to act would not have been imposed but for Landlord's status as owner of the Leased Property or as a party to the transactions described in this Lease, (2) any negligent failure of any other Indemnified Party to act when the duty to act would not have been imposed but for such party's contractual or other relationship to Landlord or participation or facilitation in any manner, directly or indirectly, of the transactions described in this Lease, or (3) the exercise in a lawful manner by Landlord (or any party lawfully claiming through or under Landlord) of any remedy provided herein or in the Purchase Agreement.

			Additional Rent. "Additional Rent" shall have the meaning assigned to it in subparagraph below.

			Advance Date. "Advance Date" means, regardless of whether any Construction Advance shall actually be made thereon, the first Business Day of every calendar month, beginning with August 1, 1994 and continuing regularly thereafter to and including the Base Rent Commencement Date. If the Base Rent Commencement Date occurs before the Last Advance Date (as defined below), then each Base Rental Date through and including the Last Advance Date shall also constitute an "Advance Date" hereunder.
In any event, the Last Advance Date shall be the final Advance Date; provided, however, if Landlord sells its interest in the Leased Property pursuant to the Purchase Agreement before the Last Advance Date, the final Advance Date shall be the Designated Payment Date.

			Affiliate. "Affiliate" of any Person means any other Person controlling, controlled by or under control of such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

			Applicable Laws. "Applicable Laws" shall have the meaning assigned to it in subparagraph below.

			Applicable Purchaser. "Applicable Purchaser" means any third party designated by Tenant to purchase the Landlord's interest in the Leased Property and in any Escrowed Proceeds as provided in the Purchase Agreement.

			Attorneys' Fees. "Attorneys' Fees" means the reasonable fees and expenses of counsel to the parties incurring the same, which may include fairly allocated costs of in-house counsel, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. Such terms shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any manner or proceeding is brought with respect to the matter for which such fees and expenses were incurred.

			Base Rent. "Base Rent" means the rent payable by Tenant pursuant to subparagraph below.

			Base Rent Commencement Date. "Base Rent Commencement Date" means the earlier of (1) the Last Advance Date, (2) April 1, 1996, or
(3) the first Business Day of any calendar month that occurs at least ten
(10) days after Landlord has received a notice from Tenant stating that Tenant irrevocably elects to have Base Rent begin to accrue as soon as possible under this Lease. It is understood that Tenant may, but shall not be required, to give such a notice at any time Tenant would prefer to commence payment of Base Rent rather than have Carrying Costs continue to accrue.

			Base Rental Date. "Base Rental Date" means the first Business Day of each third calendar month, beginning with the first
Business Day of the third calendar month after the Base Rent Commencement Date and continuing regularly thereafter to and including the Designated Payment Date. If the Base Rent Commencement Date occurs before the Last Advance Date, then Base Rental Dates shall also constitute Advance Dates hereunder through and including the Last Advance Date, and Base Rental Periods ending on or prior to the Last Advance Date shall also constitute Construction Periods hereunder.

			Base Rental Period. "Base Rental Period" means each successive period of approximately three (3) months after the Base Rent Commencement Date, with the first Base Rental Period beginning on and including the Base Rent Commencement Date and ending on but not including the first Base Rental Date. Each successive Base Rental Period after the first Base Rental Period shall begin on and include the day on which the preceding Base Rental Period ends and shall end on but not include the next following Base Rental Date.

		Breakage Costs. "Breakage Costs" means any and all costs, losses or expenses incurred or sustained by Landlord's Lender or any Participant, for which Landlord's Lender or the Participant shall expect reimbursement from Landlord, because of the resulting liquidation or redeployment of deposits or other funds used to make Funding Advances upon any termination of this Lease by Tenant pursuant to Paragraph , if such termination is effective as of any day other than an Advance Date or Base Rental Date. Breakage Costs will include losses attributable to any decline in LIBOR as of the effective date of termination as compared to LIBOR used to determine the Effective Rate then in effect. (However, if Landlord's Lender or a Participant actually receives a profit upon the liquidation or redeployment of deposits or other funds used to make Funding Advances, because of any increase in LIBOR, then such profit will be offset against costs or expenses that would otherwise be charged as Breakage Costs under this Lease.) Each determination by Landlord's Lender of Breakage Costs shall, in the absence of clear and demonstrable error, be conclusive and binding upon Landlord and Tenant.

			Business Day. "Business Day" means any day that is (1) not a Saturday, Sunday or day on which commercial banks are generally closed or required to be closed in New York City, New York or San
Francisco, California, and (2) a day on which dealings in deposits of dollars are transacted in the London interbank market; provided that if such dealings are suspended indefinitely for any reason, "Business Day" shall mean any day described in clause (1).

			Capital Adequacy Charges. "Capital Adequacy Charges" means any additional amounts Landlord's Lender or any Participant requires Landlord to pay as compensation for an increase in required capital as provided in subparagraph .

			Carrying Costs. "Carrying Costs" means the charges (accruing at the Effective Rate) added to and made a part of the Outstanding Construction Allowance from time to time on and before the Base Rent Commencement Date pursuant to and as more particularly described in subparagraph below.

			Closing Costs. "Closing Costs" means the excess of $6,700,000 over the sums actually paid by Landlord for or in connection with Landlord's acquisition of the Leased Property at the closing under the Existing Contract, which excess will be advanced by or on behalf of Landlord to pay costs incurred in connection with the preparation and negotiation of this Lease, the Purchase Agreement, the Pledge Agreement, the Environmental Indemnity, the various Participation Agreements and related documents. To the extent that Landlord does not itself use such excess to pay expenses incurred by Landlord in connection with the preparation and negotiation of such documents, the remainder thereof will be advanced to Tenant for payment of expenses incurred by Tenant in connection therewith or for improvements that will be made to the Land in addition to those to be paid for with the proceeds of the Construction Allowance.

		    Change of Control Event. "Change of Control Event" means the occurrence of any merger or consolidation or sale of assets involving Tenant that is prohibited by Paragraph .

		    Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

		    Commitment Fee. "Commitment Fee" shall have the meaning assigned to it in subparagraph below.

		    Completion Notice. "Completion Notice" shall have the meaning assigned to it in subparagraph below.

			Completion Deadline.  "Completion Deadline" means
October 1, 1996.

			Construction Advances. "Construction Advances" means actual advances of funds made by or on behalf of Landlord pursuant to Paragraph below for costs incurred to construct the Initial Improvements or for property taxes and assessments assessed against the Leased Property paid prior to the Last Advance Date.

			Construction Allowance. "Construction Allowance" means the allowance, consisting of all Construction Advances and Carrying Costs, which is to be provided by Landlord for the construction of the Initial Improvements as more particularly described in Paragraph below.

			Construction Documents. "Construction Documents" means all construction contracts, architectural contracts, engineering contracts, drawings, plans, specifications, change orders, budgets, surveys, soils reports, environmental impact studies and other documents executed by or prepared for Tenant with respect to the construction of the Initial Improvements.

			Construction Periods. The first "Construction Period" shall be a short period beginning on and including the effective date hereof and ending on but not including the first Advance Date. Each successive "Construction Period" after the first Construction Period shall be a period of approximately one (1) month (except Construction Periods, if any, commencing on or after the Base Rent Commencement Date, which shall be approximately three (3) months each), and shall begin on and include the day on which the preceding Construction Period ends and shall end on but not include the next following Advance Date. The last "Construction
Period" shall end on but not include the Last Advance Date.

			Custodial Agreement. "Custodial Agreement" means the Custodial Agreement dated as of the date hereof between Banque Nationale de Paris, New York Branch, and Tenant pursuant to which such bank will hold securities pledged by Tenant as collateral for Tenant's obligations under the Purchase Agreement, as such Custodial Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time.

			Debt. "Debt" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services,
(iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases,
(v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, (vi) liabilities of another Person secured by a Lien on, or payable out of the proceeds of production from, property of such Person even though such obligation shall not be assumed by such Person (but in the case of such liabilities not assumed by such Person, the liabilities shall constitute Debt of such Person only to the extent of the value of such Person's property encumbered by the Lien securing such liabilities) and
(vii) Unfunded Benefit Liabilities.

			Default. "Default" means any event which, with the passage of time or the giving of notice or both, would (if not cured within any applicable cure period) constitute an Event of Default.

			Default Rate. "Default Rate" means a floating per annum rate equal to three percent (3%) above the Prime Rate. However, in no event will the Default Rate exceed the maximum interest rate permitted by law.

			Defaulting Participant. "Defaulting Participant" means any Participant listed in Schedule 1, or any other Participant which Tenant shall have approved (which approval shall not be unreasonably withheld for any proposed Participant that is a commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 or for any Affiliate of such a bank), that shall have breached its Participation Agreement with Landlord by failing to provide a Funding
Advance to Landlord for (or equal to) such Participant's percentage of any Construction Advance requested by Tenant. (For purposes of this Lease a "Participant's percentage" shall mean the percentage that, under such Participant's Participation Agreement with Landlord, is to be multiplied against Construction Advances to compute the amount the Participant must advance to Landlord for (or equal to) a percentage of Construction Advances requested hereunder.) Notwithstanding the foregoing, however, in no event will any Participant be a Defaulting Participant unless its Participation Agreement with Landlord expressly makes Tenant a third party beneficiary of the applicable Participant's promise to fund advances for (or equal to) its percentage share of Construction Advances hereunder.

		      Designated Payment Date. "Designated Payment Date" shall have the meaning assigned to it in the Purchase Agreement.

			Effective Rate.  "Effective Rate" means:

		for the short first Construction Period ending August 1, 1994, the per annum rate which equals the Spread plus the per annum rate charged to Landlord by Landlord's Lender on the Initial Funding Advance for such Construction Period, it being understood that the rate charged to Landlord by Landlord's Lender during such period will be equal to the rate
Landlord's Lender establishes internally as its marginal cost of funds; and

		for each subsequent Construction Period and for each Base Rental Period, the per annum rate which equals the Spread for such Construction Period or Base Rental Period plus the per annum rate determined by dividing (A) LIBOR for such Construction Period or Base Rental Period, as the case may be, by (B) 100% minus the Eurodollar Rate Reserve Percentage for such Construction Period or Base Rental Period.

If LIBOR or the Eurodollar Rate Reserve Percentage changes from Construction Period to Construction Period or from Base Rental Period to Base Rental Period, then the Effective Rate shall be automatically increased or decreased as of the date of such change, as the case may be. If for any reason Landlord determines that it is impossible or unreasonably difficult to determine the Effective Rate with respect to a given Construction Period or Base Rental Period in accordance with the preceding sentences, then the "Effective Rate" for that Construction Period or Base Rental Period shall equal the Spread plus any published index or per annum interest rate determined reasonably and in good faith by Landlord's Lender to be comparable to LIBOR at the beginning of the first day of that period. A comparable interest rate might be, for example, the then existing yield on short term United States Treasury obligations (as compiled by and published in the then most recently published United States Federal Reserve Statistical Release H.15(519) or its successor publication), plus or minus a fixed adjustment based on Landlord's Lender's comparison of past eurodollar market rates to past yields on such Treasury obligations. Any determination by Landlord of the Effective Rate hereunder shall, in the absence of clear and demonstrable error, be conclusive and binding.

		      Environmental Indemnity. "Environmental Indemnity" means the separate Environmental Indemnity Agreement dated as of the date hereof executed by Tenant in favor of Landlord covering the Land and certain other property described therein, as such agreement may be extended, supplemented, amended, restated or otherwise modified from time to time.
			Environmental Laws. "Environmental Laws" means any and all existing and future Applicable Laws pertaining to safety, health or the environment, or to Hazardous Substances or Hazardous Substance Activities, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund
Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984
(as amended, hereinafter called "RCRA").

			Environmental Losses. "Environmental Losses" means Losses suffered or incurred by any Indemnified Party, directly or indirectly, relating to or arising out of, based on or as a result of: (i) any Hazardous Substance Activity; (ii) any violation of Environmental Laws relating to the Leased Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental or quasi-governmental agency or authority in connection with any Hazardous Substance Activity; or (iv) any claim, demand, cause of action or investigation, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnified Party which directly or indirectly relates to, arises from, is based on, or results from any of the matters described in clauses (i), (ii), or (iii) of this subparagraph , or any allegation of any such matters. ENVIRONMENTAL LOSSES INCURRED BY OR ASSERTED AGAINST A PARTICULAR INDEMNIFIED PARTY SHALL INCLUDE LOSSES RELATING TO OR ARISING OUT OF OR AS A RESULT OF ANY MATTERS LISTED IN THE PRECEDING SENTENCE EVEN WHEN SUCH MATTERS ARE CAUSED BY THE ORDINARY NEGLIGENCE (AS DEFINED BELOW) OF THAT PARTICULAR OR ANY OTHER INDEMNIFIED PARTY. However, Losses incurred by or asserted against a particular Indemnified Party and proximately caused by (and attributed by any applicable principles of comparative fault to) the wilful misconduct, Active Negligence or gross negligence of any Indemnified Party will not constitute Environmental Losses of such Indemnified Party for purposes of this Lease.

			Environmental Report. "Environmental Report" means, collectively, the following reports: Soil and Groundwater Assessment, IBM-ROLM Property, Old Mountain View/Alviso Road, Santa Clara, California, prepared by Kleinfelder, dated January 29, 1988; Site Investigation Data Summary, Former Edelweiss Dairy Site, 3131 Old Mountain View-Alviso Road, Santa Clara, California, prepared by EMCON Associates, dated June 1989; Remedial Strategy Development for Property at the Former Edelweiss Dairy, Santa Clara, California, prepared by Levine-Fricke, dated April 25, 1989; Site Status Report on Soil Remediation at Former Edelweiss Dairy and Future 3COM Corporate Campus, Santa Clara, California, prepared by Levine-Fricke, dated June 13, 1989; Interim Status Report and Final Sampling Plan: Soil Remediation at Former Edelweiss Dairy and Future 3COM Corporate Campus, Santa Clara, California, prepared by Levine-Fricke, dated November 13,
1989; Letter to Penny Silzer, California Water Quality Control Board--San Francisco Bay Region, from Dirk J. Bouma, Levine-Fricke, dated February 5, 1990, regarding Final Soil Status Report, Report of Waste Discharge, and Request for Waiver of WDRs for Disposal of Treated Soils from Former Edelweiss Dairy, Santa Clara, California; Report of Quarterly Ground-Water Monitoring at the Former Edelweiss Dairy, 5400 Bay Front Plaza, Santa
Clara, California, prepared by Levine-Fricke, dated January 21, 1993; Phase I Environmental Site Assessment, 3COM Corporation Phase I Parcel, Santa Clara, California, prepared by Levine-Fricke, dated June 17, 1994; Phase I Environmental Site Assessment, 3COM Corporation Phase II Parcel, Santa Clara, California, prepared by Levine-Fricke, dated June 17, 1994; and Letter to Jennifer Cho, Banque Nationale de Paris, from Ron Goloubow, Levine-Fricke, dated July 7, 1994, regarding 3COM Corporation Phase II Parcel, located in Santa Clara, California.

			ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

			ERISA Affiliate. "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of Tenant's controlled group, or under common control with Tenant, within the meaning of Section 414 of the Code, and the regulations promulgated and rulings issued thereunder.

		       ERISA Termination Event. "ERISA Termination Event" means the occurrence with respect to any Plan of a reportable event described in Sections 4043(b)(5) or (6) of ERISA or any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or the withdrawal of Tenant or any Affiliate of Tenant from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA, or the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under
Section 4042 of ERISA, or any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

			Escrowed Proceeds. "Escrowed Proceeds" shall mean any proceeds that are received by Landlord from time to time during the Term
(and any interest earned thereon), which Landlord is holding for the purposes specified in the next sentence, from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, in determining "Escrowed Proceeds" there shall be deducted all expenses and costs of every type, kind and nature (including Attorneys' Fees) incurred by Landlord to collect such proceeds; and provided, further, "Escrowed Proceeds" shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4). "Escrowed Proceeds" shall include only such proceeds as are held by Landlord (A) pursuant to Paragraph for the payment to Tenant for the restoration or repair of the Leased Property or (B) for application (generally, on the next following Advance Date or Base Rental Date which is at least three (3) Business Days following Landlord's receipt of such proceeds) as a Qualified Payment or as reimbursement of costs incurred in connection with a Qualified Payment. "Escrowed Proceeds" shall not include any proceeds that have been applied as a Qualified Payment or to pay any costs incurred in connection with a Qualified Payment. Until Escrowed Proceeds are paid to Tenant pursuant to Paragraph below or applied as a Qualified Payment or as reimbursement for costs incurred in connection with a Qualified Payment, Landlord shall keep the same deposited in an interest bearing account, and all interest earned on such account shall be added to and made a part of Escrowed Proceeds.

		       Eurocurrency Liabilities. "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

			Eurodollar Rate Reserve Percentage. "Eurodollar Rate Reserve Percentage" means, for purposes of determining the Effective Rate for any Construction Period or Base Rental Period, the reserve percentage applicable two Business Days before the first day of such Construction
Period or Base Rental Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars with respect to liabilities or deposits consisting of or including Eurocurrency Liabilities (or with respect to any other category or liabilities by reference to which LIBOR is determined) having a term comparable to such Construction Period or Base Rental Period.

			Event of Default. "Event of Default" shall have the meaning assigned to it in subparagraph below.

			Excluded Taxes. "Excluded Taxes" shall mean (1) all federal, state and local income taxes upon the Base Rent, the Upfront Fee, Commitment Fees and any interest paid to Landlord pursuant to subparagraph , (2) any taxes imposed by any governmental authority outside the United States, and (3) any transfer or change of ownership taxes assessed because of Landlord's transfer or conveyance to any third party of any rights or interest in the Lease, the Purchase Agreement or the Leased Property, but excluding any such taxes assessed because of any Permitted Transfer.

			Fair Market Value. "Fair Market Value" shall have the meaning assigned to it in the Purchase Agreement.

			Fed Funds Rate. "Fed Funds Rate" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business
Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Landlord's Lender from three Federal funds brokers of recognized standing selected by Landlord's Lender. All determinations of the Fed Funds Rate by Landlord's Lender shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

			Funding Advances. "Funding Advances" means (1) the Initial Funding Advance and (2) all future advances (which, together with Initial Funding Advance, are expected to total $33,500,000) made by Landlord's Lender or any Participant to or on behalf of Landlord to allow Landlord to provide the Construction Allowance hereunder.

		 GAAP. "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in subparagraph (except for changes concurred in by Tenant's independent public accountants).

		       Hazardous Substance. "Hazardous Substance" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

			Hazardous Substance Activity. "Hazardous Substance Activity" means any actual, proposed or threatened use, storage, holding, existence, location, release (including, without limitation, any spilling, leaking, leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water), discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling or transportation of any Hazardous Substance from, under, in, into or on the Leased Property, including, without limitation, the movement or migration of any Hazardous Substance from surrounding property, surface water, groundwater or any body of water under, in, into or onto the Leased Property and any residual Hazardous Substance contamination in, on or under the Leased Property.

			Impositions. "Impositions" shall have the meaning assigned to it in subparagraph below.

		       Improvements. "Improvements," as defined in the recitals at the beginning of this Lease, shall include not only existing improvements to the Land as of the date hereof, if any, but also any new improvements or changes to existing improvements made by Tenant.
Accordingly, any and all new improvements made to the Leased Property by Tenant using the Construction Allowance as contemplated in this Lease shall constitute Improvements as that term is used herein.

		       Indemnified Party. "Indemnified Party" means each of (1) Landlord and any of Landlord's successors and assigns as to all or any portion of the Leased Property or any interest therein (but excluding
Tenant or any Applicable Purchaser under the Purchase Agreement or any Person that claims its interest in the Leased Property through or under Tenant or such Applicable Purchaser), (2) any Participants, and (3) any Affiliate, officer, agent, director, employee or servant of any of the parties described in clause (1) or (2) preceding.

			Initial Funding Advance. "Initial Funding Advance" means the advance of $6,700,000 made by Landlord's Lender and/or Participants to or on behalf of Landlord on or prior to the date of this Lease to finance the cost of Landlord's acquisition of the Leased Property and Closing
Costs.

			Initial Improvements. "Initial Improvements" shall mean the improvements on the Land and any furnishings for such improvements which are to be constructed and installed by Tenant using the Construction Allowance s described in Paragraph below.

			Landlord's Lender. "Landlord's Lender" means Landlord's Affiliate, Banque Nationale de Paris, a bank organized and existing under the laws of France, together with any Affiliates of such bank that directly or indirectly provided or hereafter during the Term provide or maintain any of the Funding Advances, and any successors of such bank and such Affiliates.

		       Last Advance Date. "Last Advance Date" means the earlier of (1) the Completion Deadline, or (2) the first Business Day of any calendar month that occurs on or before the Base Rent Commencement Date and that occurs at least ten (10) days after Landlord has received a Completion Notice or Notice of Last Advance, or (3) the first Base Rental Date that occurs at least ten (10) days after Landlord has received a Completion
Notice or a Notice of Last Advance.

			LIBOR. "LIBOR" means, for purposes of determining the Effective Rate for each Construction Period and Base Rental Period, the rate determined by Landlord's Lender to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to Landlord's Lender in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such Construction Period or Base Rental Period, as the case may be. Landlord shall instruct
Landlord's Lender to consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Construction Period or Base Rental Period, (ii) in an amount equal or comparable to the total (projected on the applicable date of determination by Landlord's Lender) Stipulated Loss Value on the first day of such Construction Period or Base Rental Period, and (iii) for a period of time equal or comparable to the length of such Construction Period or Base Rental Period. If Landlord's Lender so chooses, it may determine LIBOR for any period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business
Day preceding the first day of such period; provided, however, Tenant may notify Landlord that Tenant objects to any future determination of LIBOR in the manner provided by this sentence, in which case any determination of LIBOR required more than three Business Days after Landlord's receipt of such notice shall be made as if this sentence had been struck from this Lease. If for any reason Landlord's Lender determines that it is impossible or unreasonably difficult to determine LIBOR with respect to a given Construction Period or Base Rental Period in accordance with the preceding sentences, or if Landlord's Lender shall determine that it is unlawful (or any central bank or governmental authority shall assert that it is unlawful) for Landlord, Landlord's Lender or any Participant to provide Funding Advances hereunder during any Base Rental Period for which Base Rent is computed by reference to LIBOR, then "LIBOR" for that Construction Period or Base Rental Period shall equal the rate which is fifty basis points (50/100 of 1%) above the Fed Funds Rate for that period. All determinations of LIBOR by Landlord's Lender shall, in the absence of clear and demonstrable error, be binding and conclusive upon Landlord and Tenant.

			Lien. "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any agreement to sell receivables with recourse, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).
Customary bankers' rights of set-off arising by operation of law or by contract (however styled, if the contract grants rights no greater than those arising by operation of law) in connection with working capital facilities, lines of credit, term loans and letter of credit facilities and other contractual arrangements entered into with banks in the ordinary course of business are not "Liens" for the purposes of this Lease.

			Losses. "Losses" means any and all losses, liabilities, damages (whether actual, consequential, punitive or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, fines, penalties, costs, and out-of-pocket expenses (including, without limitation, Attorneys' Fees and the fees of outside accountants and environmental consultants), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote, known and unknown.
			Maximum Construction Allowance. "Maximum Construction Allowance" means an amount equal to $33,500,000, less the Initial Funding Advance.

			Notice of Last Advance. "Notice of Last Advance" means any notice given by Tenant to Landlord stating that Tenant irrevocably elects not to request or accept any further Construction Advances which Tenant might be entitled to but for such election. It is understood that Tenant may, but shall not be required, to give a Notice of Last Advance in order to accelerate the Last Advance Date and to thereby accelerate the date upon which Commitment Fees shall cease to accrue.

			Ordinary Negligence. "Ordinary Negligence" of an Indemnified Party means any negligent acts or omissions of such party that does not for any reason constitute Active Negligence as defined in this Lease.

			Outstanding Construction Allowance. "Outstanding Construction Allowance" shall have the meaning assigned to it in subparagraph .

			Participant. "Participant" means any Person other than Landlord that agrees with Landlord or another Participant to participate in all or some of the risks and rewards to Landlord of this Lease and the Purchase Agreement. As of the effective date hereof, all Participants (if any) are listed in Schedule 1 attached hereto, but such Participants and Landlord may agree to share in risks and rewards of this Lease and the Purchase Agreement with other Participants in the future.

			Participation Agreements. "Participation Agreements" means participation agreements between Landlord and one or more third parties, pursuant to which the third party or parties become Participants by agreeing to participate in all or some of the risks and rewards to Landlord of this Lease and the Purchase Agreement, as such Participation Agreements may be extended, supplemented, amended, restated or otherwise modified from time to time.

			Permitted Encumbrances.  "Permitted Encumbrances" means
(i) the encumbrances and other matters affecting the Leased Property that are set forth in Exhibit B attached hereto and made a part hereof, and (ii) any provisions of the Existing Contract or any other agreement described therein that survived closing thereunder, and (iii) any easement agreement or other document affecting title to the Leased Property executed by Landlord at the request of or with the consent of Tenant.

			Permitted Hazardous Substance Use. "Permitted Hazardous Substance Use" means the use, storage and offsite disposal of Permitted Hazardous Substances in strict accordance with applicable Environmental
Laws and with due care given the nature of the Hazardous Substances involved; provided, the scope and nature of such use, storage and disposal shall not include the use of underground storage tanks for any purpose other than the storage of water for fire control, nor shall such scope and nature:

(1) exceed that reasonably required for the construction of the Initial Improvements and any other Improvements permitted by this Lease and for the operation of the Leased Property for the purposes expressly permitted under subparagraph ; or

(2) include any disposal, discharge or other release of Hazardous Substances from operations on the Leased Property in any manner that might allow such substances to reach the San Francisco Bay, surface water or groundwater, except (i) through a lawful and properly authorized discharge
(A) to a publicly owned treatment works or (B) with rainwater or storm water runoff in accordance with Applicable Laws and any permits obtained by Tenant that govern such runoff; or (ii) any such disposal, discharge or other release of Hazardous Substances for which no permits are required and which are not otherwise regulated under applicable Environmental Laws.

Further, notwithstanding anything to the contrary herein contained, Permitted Hazardous Substance Use shall not include any use of the Leased Property as a treatment, storage or disposal facility (as defined by federal Environmental Laws) for Hazardous Substances, including but not limited to a landfill, incinerator or other waste disposal facility.

			Permitted Hazardous Substances. "Permitted Hazardous Substances" means Hazardous Substances used and reasonably required for the construction of the Initial Improvements or for Tenant's operation of the Leased Property for the purposes expressly permitted by subparagraph , in either case in strict compliance with all Environmental Laws and with due care given the nature of the Hazardous Substances involved. Without limiting the generality of the foregoing, Permitted Hazardous Substances shall include, without limitation, usual and customary office and janitorial products, and the materials listed on Exhibit H attached hereto.

			Permitted Transfer. "Permitted Transfer" means any one or more of the following: (1) the creation or conveyance of rights and interests in favor of any Participants listed in Schedule 1 pursuant to the terms and conditions of Participation Agreements between such Participants and Landlord; (2) subject to the last sentence of subparagraph , any subsequent assignment or conveyance by Landlord of any lien or security interest against the Leased Property (in contrast to a conveyance of Landlord's fee estate in the Leased Property) or of any interest in Rent, payments required by the Purchase Agreement or payments to be generated from the Leased Property after the Term, to any present or future
Participant or to any Affiliate of Landlord; (3) any agreement to exercise or refrain from exercising rights or remedies hereunder or under the Purchase Agreement, the Pledge Agreement or the Environmental Indemnity made by Landlord with any present or future Participant or Affiliate of Landlord; (4) any assignment or conveyance by Landlord requested by Tenant or required by any Permitted Encumbrance, by the Purchase Agreement or by Applicable Laws; (5) any assignment or conveyance by Landlord when an Event of Default shall have occurred and be continuing; or (6) any assignment or conveyance by Landlord after the Designated Payment Date.

			Person. "Person" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

			Plan. "Plan" means at any time an employee pension benefit plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either
(i) maintained by Tenant or any Subsidiary for employees of Tenant or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Tenant or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

			Pledge Agreement. "Pledge Agreement" means the Pledge Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant may pledge securities as collateral for Tenant's obligations under the Purchase Agreement, as such Pledge Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time.

			Potential Lien Claimants. "Potential Lien Claimants" shall have the meaning assigned to it in subparagraph .

			Prime Rate. "Prime Rate" means the prime interest rate or equivalent charged by Landlord's Lender in the United States as announced or published by Landlord's Lender from time to time, which need not be the lowest interest rate charged by Landlord's Lender. If for any reason Landlord's Lender does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either Citibank, N.A. or Credit Commercial de France as selected by Landlord shall be used as the Prime Rate. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The
Prime Rate may change from time to time after the date hereof without notice to Tenant as of the effective time of each change in rates described in this definition.

			Purchase Agreement. "Purchase Agreement" means the Purchase Agreement dated as of the date hereof between Landlord and Tenant pursuant to which Tenant has agreed to purchase or to arrange for the purchase by a third party of the Leased Property, as such Purchase Agreement may be extended, supplemented, amended, restated or otherwise modified from time to time.

			Qualified Payments. "Qualified Payments" means all payments received by Landlord from time to time during the Term from any party (1) under any casualty insurance policy as a result of damage to the Leased Property, (2) as compensation for any restriction placed upon the use or development of the Leased Property or for the condemnation of the Leased Property or any portion thereof, (3) because of any judgment, decree or award for injury or damage to the Leased Property or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Leased Property; provided, however, that
(x) in determining Qualified Payments, there shall be deducted all expenses and costs of every kind, type and nature (including taxes and Attorneys'
Fees) incurred by Landlord with respect to the collection of such payments,
(y) Qualified Payments shall not include any payment to Landlord by a Participant or an Affiliate of Landlord that is made to compensate Landlord for the Participant's or Affiliate's share of any Losses Landlord may incur as a result of any of the events described in the preceding clauses (1) through (4) and (z) Qualified Payments shall not include any payments received by Landlord that Landlord has paid to Tenant for the restoration or repair of the Leased Property or that Landlord is holding as Escrowed Proceeds. For purposes of computing the total Qualified Payments (and other amounts dependent upon Qualified Payments, such as Stipulated Loss Value and the Outstanding Construction Allowance) paid to or received by Landlord as of any date, payments described in the preceding clauses (1) through (4) will be considered as Escrowed Proceeds, not Qualified Payments, until they are actually applied as Qualified Payments by Landlord, which Landlord will do upon the first Advance Date or Base Rental Date which is at least three (3) Business Days after Landlord's receipt of the same unless postponement of such application is required by other provisions of this Lease or consented to by Tenant in writing. Thus, for example, condemnation proceeds actually received by Landlord in the middle of a Base Rental Period will not be considered as having been received by Landlord for purposes of computing the total Qualified Payments unless and until actually applied by Landlord as a Qualified Payment on a subsequent Base Rental Date in accordance with Paragraph below.

			Remaining Proceeds. "Remaining Proceeds" shall have the meaning assigned to it in subparagraph .

			Rent.  "Rent" means the Base Rent and all Additional
Rent.

			Responsible Financial Officer. "Responsible Financial Officer" means the chief financial officer, the controller, the treasurer or the assistant treasurer of Tenant.

		       Scope Change. A "Scope Change" means a material addition to, deletion from or other modification to the quality, function or capacity of the Initial Improvements as delineated in Exhibit C or in any plans and specifications therefor previously approved by Landlord, but shall not include refinement, correction and detailing by Tenant or Tenant's architects or contractors from time to time. As used in this definition, a "material" change includes any change that (a) is reasonably likely to substantially reduce the fair market value of the Leased Property (after completion of the Initial Improvements), or (b) will change the general character of the Initial Improvements from that described in Exhibit C.

			Spread. "Spread" means, for purposes of determining the Effective Rate for each Construction Period and Base Rental Period, the difference between (1) seventy-five basis points (75/100 of 1%), less (2) the product of (a) fifty basis points (50/100 of 1%) times (b) the Collateral Percentage (as defined below) in effect for such Construction
Period or Base Rental Period.  As used in this Lease, "Collateral
Percentage" means the Collateral Percentage determined under (and as defined in) the Pledge Agreement; provided, however, for purposes of this Lease, the Collateral Percentage for any Construction Period or Base Rental Period shall not exceed a fraction; the numerator of which fraction shall equal the Market Value (as defined below) of all collateral that (a) is, on the first day of such Construction Period or Base Rental Period, held by the Custodian under the Custodial Agreement subject to a Qualifying
Security Interest (as defined below), (b) is free from claims or security interests held or asserted by any third party, and (c) with respect to which Tenant shall have satisfied the requirements of Section 2.4 of the Pledge Agreement; and the denominator of which fraction shall equal the Stipulated Loss Value on the first day of such Construction Period or Base Rental Period (computed after the addition of any Construction Advance made on such first day, after the addition of all Carrying Costs for prior Construction Periods, and after the subtraction of any Qualified Payments applied on such first day). As used in this paragraph, "Market Value" means, for purposes of determining the Collateral Percentage for each Construction Period and Base Rental Period, the Market Value determined in accordance with (and as defined in) the Pledge Agreement on the Valuation
Date (as defined in the Custodial Agreement) upon which such Construction
Period or Base Rental Period commences or, if such Construction Period or Base Rental Period does not commence upon a Valuation Date, on the most recent Valuation Date prior to the commencement of such period. As used in this paragraph, "Qualifying Security Interest" means a first priority perfected security interest under the Pledge Agreement which is sufficient, for purposes of the laws and regulations which govern minimum amounts of capital that Landlord and Participants or their affiliates must maintain, to permit them to assign a twenty percent risk weighting to a portion of their collective investment in the Property equal to the Market Value of the collateral encumbered by such an interest.

		       Stipulated Loss Value. "Stipulated Loss Value" means the amount computed from time to time in accordance with the formula specified in this definition. Such amount shall equal the Initial Funding Advance
(i.e., $6,700,000), PLUS the Outstanding Construction Allowance as of the date a computation is required hereunder, LESS the amount (if any) of Qualified Payments paid to Landlord on or prior to such date that have not been deducted in calculating the Outstanding Construction Allowance. Thus, for example, if a determination of Stipulated Loss Value is required under subparagraph on the first day of the applicable Base Rental Period, and if Tenant has used the entire $26,800,000 Construction Allowance to make the Initial Improvements to the Leased Property, but the Leased Property has been damaged by fire or other casualty with the result that $5,500,000 of net insurance proceeds have been paid to Landlord and retained by Landlord as Qualified Payments, then the Stipulated Loss Value as of the date of the required determination shall be $28,000,000:

The Initial Funding Allowance ($6,700,000) PLUS the Outstanding Construction Allowance--after accounting for Qualified Payments that were applied to reduce the Outstanding Construction Allowance--($26,800,000 - $5,500,000 = $21,300,000) LESS zero (since all Qualified Payments were applied to reduce the Outstanding Construction Allowance) = $6,700,000 + $21,300,000 - $0 = $28,000,000.

If in the foregoing example, Qualified Payments had been $31,500,000, "Stipulated Loss Value" would have been $2,000,000, computed as follows:

The Initial Funding Allowance ($6,700,000) PLUS the Outstanding Construction Allowance (in this example, zero, because Qualified Payments more than offset the Outstanding Construction Allowance) LESS those Qualified Payments that were NOT applied to reduce the Outstanding Construction Allowance (i.e., the "excess" Qualified Payments remaining after the Outstanding Construction Allowance had been offset in full [$31,500,000 - $26,800,000 = $4,700,000]) = $6,700,000 + $0 - $4,700,000 =
$2,000,000.

Under no circumstances will any payment of Base Rent or the Upfront Fee or Commitment Fees reduce Stipulated Loss Value.

			Subsidiary. "Subsidiary" means any corporation of which Tenant and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

			Tenant's Knowledge. "Tenant's knowledge," "to the knowledge of Tenant" and words of like effect means the actual knowledge (with due investigation) of any of the following employees of Tenant: Judy Bruner, Treasurer; Christopher B. Paisley, Chief Financial Officer; Abe Darwish, Director of Site Services; and Walter Patti, Manager of Safety and Security. However, to the extent Tenant's knowledge after the date hereof may become relevant hereunder or under any certificate or other notice provided by Tenant to Landlord in connection with this Lease, "Tenant's knowledge" and words of like effect shall include the then actual knowledge of other employees of Tenant (if any) that have assumed responsibilities of the current employees listed in the preceding sentence or that have replaced such current employees. But none of the employees of Tenant whose knowledge is now or may hereafter be relevant shall be personally liable for the representations of Tenant made herein.

			Term. "Term" shall have the meaning assigned to it in Paragraph below.

			Unfunded Benefit Liabilities. "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of Tenant or any ERISA Affiliate of Tenant under Title IV of ERISA.

			Other Terms and References. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References herein to Paragraphs, subparagraphs or other subdivisions shall refer to the corresponding Paragraphs, subparagraphs or subdivisions of this Lease, unless specific reference is made to another document or instrument.
References herein to any Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto, which shall be made a part hereof by such reference. All capitalized terms used in this Lease which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained herein or therein or, in the case of any other document to which Landlord is a party or of which Landlord is an intended beneficiary, without the consent of Landlord. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. The words "this Lease", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Lease as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Paragraph" and "this subparagraph" and similar phrases refer only to the Paragraphs or subparagraphs hereof in which the phrase occurs. The word "or" is not exclusive. Other capitalized terms are defined in the provisions that follow.

		Term. The term of this Lease (herein called the "Term") shall commence on and include the effective date hereof, and end at 8:00 A.M. on August 1, 1999 (or the next following Business Day if August 1, 1999 is not a Business Day), unless extended or sooner terminated as herein provided. Provided that Tenant is still in possession of the Leased Property and has not breached its obligation to make or have made any payment required by Paragraph 2 of the Purchase Agreement on any prior Designated Payment Date, Tenant may notify Landlord of Tenant's election to terminate this Lease by giving Landlord an irrevocable notice of such election and of the effective date of the termination, which notice must be given (if at all) at least sixty (60) days prior to the effective date of the termination. If Tenant elects to so terminate this Lease, then on the date on which this Lease is to be terminated, not only must Tenant pay all unpaid Rent, Tenant must also pay any Breakage Costs resulting from the termination and must satisfy its obligations under the Purchase Agreement. The payment of any unpaid
Rent and Breakage Costs and the satisfaction of Tenant's obligations under the Purchase Agreement shall be conditions precedent to the effectiveness of any early termination of this Lease by Tenant.

		Rental.

		       Base Rent. Tenant shall pay Landlord rent (herein called "Base Rent") in arrears, in currency that at the time of payment is legal tender for public and private debts in the United States of America, in installments on each Base Rental Date through the end of the Term. Each payment of Base Rent must be received by Landlord no later that 12:00 noon
(San Francisco time) on the date it becomes due; if received after 12:00 noon it will be considered for purposes of this Lease as received on the next following Business Day. Each installment of Base Rent shall represent rent allocable to the Base Rental Period ending on the date on which the installment is due. After the Base Rental Commencement Date, Landlord shall notify Tenant in writing of the Base Rent due for each Base Rental
Period at least fifteen (15) days prior to the Base Rental Date on which such period ends. Any failure by Landlord to so notify Tenant shall not constitute a waiver of Landlord's right to payment, but absent such notice Tenant shall not be in default for any underpayment resulting therefrom if Tenant, in good faith, reasonably estimates the payment required, makes a timely payment of the amount so estimated and corrects any underpayment within three (3) Business Days after being notified by Landlord of the underpayment. If Tenant or any other Applicable Purchaser purchases
Landlord's interest in the Leased Property after the Base Rent Commencement
Date pursuant to the Purchase Agreement, any Base Rent for the three (3) months ending on the date of purchase (or if the date of Purchase is not a Base Rental Date, then pro rated Base Rent for the Base Rental Period which included the date of purchase) and all outstanding Additional Rent shall be due on the Designated Payment Date in addition to the purchase price and other sums due Landlord under the Purchase Agreement. The Base Rent for each Base Rental Period shall equal (A) Stipulated Loss Value on the first day of such Base Rental Period, times (B) the Effective Rate with respect to such Base Rental Period, times (C) the number of days in such Base
Rental Period, divided by (D) three hundred sixty (360). Assume, only for the purpose of illustration: that a hypothetical Base Rental Period contains exactly ninety (90) days; that prior to the first day of such Base Rental Period Tenant has used the entire $26,800,000 Construction Allowance to construct the Initial Improvements, but the Outstanding Construction Allowance is only $23,300,000 on the first day of such Base Rental Period after deducting a total of $3,500,000 of Qualified Payments received by Landlord, thereby leaving a Stipulated Loss Value of $30,000,000 (the
Initial Funding Advance of $6,700,000 plus the $23,300,000 Outstanding Construction Allowance); and that the Effective Rate computed with respect to the applicable Base Rental Period is 6%. Under such assumptions, the Base Rent for the hypothetical Base Rental Period will equal:

$30,000,000 x 6% x 90/360, or $450,000.

			Upfront Fee. Upon execution and delivery of this Lease by Landlord, Tenant shall pay Landlord an upfront fee (the "Upfront Fee") equal to (1) thirty basis points (30/100 of 1%), times (2) the sum of the Initial Funding Advance plus the Maximum Construction Allowance, and then subtracting from that result the sum of Fifty Thousand Dollars ($50,000)
(the deposit already paid by Tenant to be applied against the Upfront Fee).
The Upfront Fee shall represent Additional Rent for the first Construction
Period.

			Commitment Fees. For each Construction Period Tenant shall pay Landlord a fee (herein called a "Commitment Fee") equal to (1) twenty-five basis points (25/100 of 1%), times (2) the difference at the end of the first day of such Construction Period between (A) Maximum Construction Allowance and (B) the sum (computed without deduction for any Qualified Payments) of all Construction Advances made by or on behalf of Landlord and all Carrying Costs added to and made a part of the Construction Allowance, times (3) the number of days in such Construction Period, divided by (4) three hundred sixty (360). Tenant shall pay Commitment Fees in arrears on February 1, May 1, August 1 and November 1 of each calendar year, beginning with August 1, 1994 and continuing regularly thereafter to and including the first of such dates to fall on or after the Last Advance Date; provided that if any of such dates does not fall on a Business Day, the payment of Commitment Fees otherwise then due shall become due on the next following Business Day; and provided, further, if any Commitment Fees shall have accrued and remain unpaid on the Designated Payment Date, such accrued unpaid Commitment Fees shall be due on the Designated Payment Date.

		       Additional Rent. All amounts which Tenant is required to pay to or on behalf of Landlord pursuant to this Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "Additional Rent").

			Interest and Order of Application. All Rent shall bear interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable
Laws. Landlord shall be entitled to apply any amounts paid by or on behalf of Tenant hereunder against any Rent then past due in the order the same became due or in such other order as Landlord may elect.

			Net Lease. It is the intention of Landlord and Tenant that the Base Rent and all other payments herein specified shall be absolutely net to Landlord. Tenant shall pay all costs, expenses and obligations of every kind relating to the Leased Property or this Lease which may arise or become due, including, without limitation: (i)
Impositions, including any taxes payable by virtue of Landlord's receipt of amounts paid to or on behalf of Landlord in accordance with this subparagraph , but not including any Excluded Taxes; (ii) any Capital
Adequacy Charges; (iii) any amount for which Landlord is or becomes liable with respect to the Permitted Encumbrances; and (iv) any costs incurred by Landlord (including Attorneys' Fees) because of Landlord's acquisition or ownership of the Leased Property or because of this Lease or the transactions contemplated herein.

			No Demand or Setoff. The Base Rent and all Additional Rent shall be paid without notice or demand and without abatement, counterclaim, deduction, setoff or defense, except as expressly provided herein.

		Insurance and Condemnation Proceeds.

		Subject to Landlord's rights under this Paragraph , and so long as no Event of Default shall have occurred and be continuing, Tenant shall be entitled to use all casualty insurance and condemnation proceeds payable with respect to the Leased Property during the Term for the restoration and repair of the Leased Property or any remaining portion thereof. Except as provided in the last sentence of subparagraph and the last sentence of subparagraph , all insurance and condemnation proceeds received with respect to the Leased Property (including proceeds payable under any insurance policy covering the Leased Property which is maintained by Tenant) shall be paid to Landlord and then applied as follows:

		First, such proceeds shall be used to reimburse Landlord for any costs and expenses, including Attorneys' Fees, incurred in connection with the collection of such proceeds.

		Second, the remainder of such proceeds (the "Remaining Proceeds"), shall be held by Landlord as Escrowed Proceeds and applied to reimburse Tenant for the actual cost of the repair, restoration or replacement of the Leased Property. However, any Remaining Proceeds not needed for such purpose shall be applied by Landlord as Qualified Payments after Tenant notifies Landlord that they are not needed for repairs, restoration or replacement.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then Landlord shall be entitled to receive and collect insurance or condemnation proceeds payable with respect to the Leased Property, and either, at the discretion of Landlord, (A) hold such proceeds as Escrowed Proceeds until paid to Tenant as reimbursement for the actual and reasonable cost of repairing, restoring or replacing the Leased Property when Tenant has completed such repair, restoration or replacement, or (B) retain such proceeds (net of the deductions described in clause (i) above) as Qualified Payments.

		Any Remaining Proceeds held by Landlord as Escrowed Proceeds shall be deposited by Landlord in an interest bearing account as provided in the definition of Escrowed Proceeds and shall be paid to Tenant upon completion of the applicable repair, restoration or replacement and upon compliance by Tenant with such terms, conditions and requirements as may be reasonably imposed by Landlord, but in no event shall Landlord be required to pay any Escrowed Proceeds to Tenant in excess of the actual cost to Tenant of the applicable repair, restoration or replacement, it being understood that Landlord may retain any such excess as a Qualified Payment. In any event, Tenant will not be entitled to any abatement or reduction of the Base Rent or any other amount due hereunder except to the extent that such excess Remaining Proceeds result in Qualified Payments which reduce Stipulated Loss Value (and thus payments computed on the basis of Stipulated Loss Value) as provided in the definitions set out above. Further, notwithstanding the inadequacy of the Remaining Proceeds held by Landlord as Escrowed Proceeds, if any, or anything herein to the contrary, Tenant must, after any taking of less than all or substantially all of the Leased Property by condemnation and after any damage to the Leased Property by fire or other casualty, restore or improve the Leased Property or the remainder thereof to a value no less than fifty percent (50%) of Stipulated Loss Value (computed after the application of any Remaining Proceeds as a Qualified Payment) and to a safe and sightly condition. Any taking of so much of the Leased Property as, in Landlord's reasonable judgment, makes it impracticable to restore or improve the remainder thereof as required by the preceding sentence shall be considered a taking of substantially all the Leased Property for purposes of this Paragraph .

		In the event of any taking of all or substantially all of the Leased Property, Landlord shall be entitled to apply all Remaining Proceeds as a Qualified Payment, notwithstanding the foregoing. In addition, if Stipulated Loss Value immediately prior to any taking of all or substantially all of the Leased Property by condemnation exceeds the sum of the Remaining Proceeds resulting from such condemnation, then Landlord shall be entitled to recover the excess from Tenant upon demand as an additional Qualified Payment, whereupon this Lease shall terminate.

		Nothing herein contained shall be construed to prevent Tenant from obtaining and applying as it deems appropriate any separate award from any condemning authority or from any insurer for a taking of or damage to Tenant's personal property not included in the Leased Property or for moving expenses or business interruption, provided, such award is not combined with and does not reduce the award for any taking of the Leased Property, including Tenant's interest therein. Further, notwithstanding anything to the contrary herein contained, if Remaining Proceeds held by Landlord during the term of this Lease shall exceed Stipulated Loss Value and any Rent payable by Tenant, then Tenant may get the excess by terminating this Lease in accordance with Paragraph and purchasing such any remaining interest of Landlord in the Leased Property and the Escrowed Proceeds, pursuant to the Purchase Agreement.

		Landlord and Tenant each waive any right of recovery against the other, and the other's agents, officers or employees, for any damage to the Leased Property or to the personal property situated from time to time in or on the Leased Property resulting from fire or other casualty covered by a valid and collectible insurance policy; provided, however, that the waiver set forth in this subparagraph shall be effective insofar, but only insofar, as compensation for such damage or loss is actually recovered by the waiving party (net of costs of collection) under the policy notwithstanding the waivers set out in this paragraph. Tenant shall cause the insurance policies required of Tenant by this Lease to be properly endorsed, if necessary, to prevent any loss of coverage because of the waivers set forth in this paragraph. If such endorsements are not available, the waivers set forth in this paragraph shall be ineffective to the extent that such waivers would cause required insurance with respect to the Leased Property to be impaired.

		No Lease Termination.

			Status of Lease. Except as expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement of the Rent, nor shall the obligations of Tenant under this Lease be excused, for any reason whatsoever, including without limitation any of the following:
(i) any damage to or the destruction of all or any part of the Leased
Property from whatever cause, (ii) the taking of the Leased Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Tenant's use of all or any portion of the Leased Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Tenant or of anyone claiming through or under Tenant by paramount title or otherwise (provided, if Tenant is wrongfully evicted by Landlord or by any third party lawfully claiming through or under Landlord, other than Tenant or a third party claiming through or under Tenant, then Tenant will have the remedies described in Paragraph below), (v) any default on the part of Landlord under this Lease or under any other agreement to which Landlord and Tenant are parties, (vi) the inadequacy in any way whatsoever of the design or construction of any improvements included in the Leased Property, it being understood that Landlord has not made and will not make any representation express or implied as to the adequacy thereof, or (vii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent of the covenants and agreements of Landlord, that the Base Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Lease. However, nothing in this Paragraph shall be construed as a waiver by Tenant of any right Tenant may have at law or in equity to (i) recover monetary damages for any default under this Lease by Landlord that Landlord fails to cure within the period provided in Paragraph , (ii) injunctive relief in case of the violation, or attempted or threatened violation, by Landlord of any of the express covenants, agreements, conditions or provisions of this Lease, or (iii) a decree compelling performance of any of the express covenants, agreements, conditions or provisions of this Lease.

		       Waiver By Tenant. Without limiting the foregoing, Tenant waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which Tenant may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws)
(i) to quit, terminate or surrender this Lease or the Leased Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Base Rent or any other sums payable under this Lease.

		Construction Allowance.

			Advances; Outstanding Construction Allowance.

		Subject to the conditions set forth below, Landlord shall make advances (herein called "Construction Advances") on Advance Dates from time to time as requested by Tenant to reimburse Tenant for the actual cost of making the Initial Improvements to the Leased Property and for any property taxes or assessments payable prior to the Last Advance Date with respect to the Leased Property. In no event will the total of all Construction
Advances which may be required of Landlord, when added to Carrying Costs accrued or projected by Landlord to accrue prior to the Base Rent
Commencement Date as described below, exceed the Maximum Construction Allowance. As used herein, references to the "Outstanding Construction Allowance" shall mean the difference on the date in question (but not less than zero) of (A) the total Construction Advances made by Landlord and all Carrying Costs added thereto under subparagraph on or prior to the date in question, less (B) any Qualified Payments received on or prior to the date in question. (Landlord will not be under any obligation to readvance any portion of the Construction Allowance repaid by Qualified Payments.) Notwithstanding the foregoing, if for any reason Stipulated Loss Value (and thus the Outstanding Construction Allowance included as a component thereof) must be determined under this Lease as of any date between Advance Dates, the Outstanding Construction Allowance determined on such date shall equal the Outstanding Construction Allowance on the immediately preceding Advance Date computed in accordance with the preceding sentence, plus
Carrying Costs accruing on and after such preceding Advance Date to but not including the date in question.

	 Charges accruing at the Effective Rate (herein collectively called "Carrying Costs") for each Construction Period prior to or ending on the Base Rent Commencement Date will be added to (and thereafter be included in) the Outstanding Construction Allowance on the last day of such Construction Period (i.e., generally on the Advance Date upon which such Construction Period ends). The amount of Carrying Costs for each Construction Period shall be equal to (A) Stipulated Loss Value (including Carrying Costs added with respect to every previous Construction Period, if any) as of the first day of such Construction Period, times (B) the Effective Rate with respect to such Construction Period, times (C) the number of days in such Construction Period, divided by (D) 360.

			Initial Improvements.

	 Responsibility for Construction. Tenant shall construct all Initial Improvements in a good and workmanlike manner, in accordance with (1) the descriptions and renderings attached as Exhibit C, (2) any Construction Documents for which Tenant has requested and obtained the written approval of Landlord or which Landlord has executed at the request of Tenant pursuant to Paragraph (though this clause (2) shall not be construed to require Tenant the get such approval or execution of Construction Documents by Landlord), (3) Applicable Laws, and (4) the other provisions of this Lease. Further, except for building foundations, driveways, parking lots, sidewalks and other improvements which would not suffer damage by being submerged under flood waters, all Initial Improvements shall be constructed by Tenant above the elevation that the U.S. Army Corp of Engineers or any other governmental authority estimates as the highest elevation that 100 year flood waters could be expected to reach. Tenant shall have sole responsibility for contracting for and administering the construction of Initial Improvements, it being understood that Landlord's obligation with respect to the Initial Improvements shall be limited to the making of advances under and subject to the conditions set forth in this Paragraph .
No contractor or other third party shall be entitled to enforce Landlord's obligations to make advances as a third party beneficiary. Notwithstanding delays beyond Tenant's control, and even if the Construction Allowance is not sufficient to pay for completion of Initial Improvements, Tenant warrants that it shall cause all Initial Improvements with respect to which it receives any Construction Advances to be completed on or prior to the Completion Deadline.

		Scope Changes. Before making any Scope Change to the Initial Improvements contemplated in Exhibit C, Tenant shall provide to Landlord a reasonably detailed written description of the Scope Change and a revised construction budget, all of which must be approved in writing by Landlord
(or by any construction representative appointed by Landlord from time to time) before the Scope Change is implemented.

		Value Added. The Initial Improvements, upon completion and taken as a whole, must enhance the value of the Leased Property by an amount commensurate with the total Construction Allowance used by Tenant; however, this requirement will not preclude Tenant from obtaining Construction Advances for soft costs (such as architectural fees), demolition costs or other costs that do not, individually, add value to the Leased Property but that are incurred in connection with the construction of Initial Improvements which will in the aggregate satisfy this requirement. For purposes hereof, the Initial Improvements will be deemed to have added value "commensurate" with the Construction Allowance used by Tenant if, when the Initial Improvements are substantially complete, the Leased Property has a fair market value with the Initial Improvements that exceeds the fair market value which the Leased Property would have without the Initial Improvements by an amount equal to no less than fifty percent (50%) of the then Outstanding Construction Allowance.

		Estoppel Letters Required. If requested by Landlord prior to the substantial completion of the Initial Improvements, Tenant shall cause the contractor under each significant general construction contract for the Initial Improvements to execute and deliver to Landlord an estoppel letter in the form of Exhibit D attached hereto. Similarly, if requested by Landlord prior to the substantial completion of the Initial Improvements, Tenant shall also cause the architect and engineer under any material architectural or engineering contract for the Initial Improvements to execute and deliver to Landlord an estoppel letter in the form of Exhibit E attached hereto; provided, that no such estoppel letter shall be required from any architect or engineer who has assigned his plans and specifications for the Initial Improvements to Tenant without restricting Tenant's right to further assign or allow other to use the same. Tenant hereby grants to Landlord (and Landlord's successors and assigns through any Permitted Transfer) a license to copy and use any such plans and specifications as Landlord shall deem appropriate.

		Advances Not a Waiver. No funding of Construction Advances and no failure of Landlord to object to Initial Improvements proposed or constructed by Tenant shall constitute a waiver by Landlord of the requirements contained in this subparagraph .

			Conditions to Construction Advances. Landlord's obligation to make Construction Advances from time to time under this Paragraph shall be subject to the following terms and conditions, all of which are intended for the sole benefit of Landlord:

		Prior Notice. Tenant must make a request in substantially the form attached to this Lease as Exhibit F for any Construction Advance at least ten (10) Business Days prior to the Base Rental Date upon which the advance is to be paid. Landlord shall consider in good faith any changes to the Construction Advance request forms attached hereto that Tenant may reasonably request, provided the requested changes do not impair Landlord's rights or create or increase any liability Landlord may have in connection with the Initial Improvements.

		Amount of the Advances. No Construction Advance shall exceed the lesser of:

	 the Maximum Construction Allowance, less (1) all prior Construction Advances and all Carrying Costs accruing through the date of such advance, and (2) the Carrying Costs then projected by Landlord to be added to the Construction Allowance on and after the date of the advance; or

	 (1) the actual costs and expenses previously incurred and paid by Tenant for the Initial Improvements, including "soft costs," and for property taxes or assessments assessed against the Leased Property after the date hereof and prior to the Last Advance Date, less (2) the sum of all previous Construction Advances made under this Paragraph to Tenant as reimbursement for such costs and expenses; or

	 the maximum amount which Landlord determines it can advance without causing projected Stipulated Loss Value, computed after adding such advance and all Carrying Costs then projected by Landlord to be added to the Construction Allowance on and after the date of the advance, to exceed the quotient calculated by dividing (1) $17,500,000, by (2) one minus the sum of all Participants' percentages, other than Defaulting Participants' (if any) percentages, under their respective Participation Agreements with Landlord.

Further, no Construction Advance shall be required that would cause the cost of completing all Initial Improvements then contemplated as estimated by Landlord to exceed the difference computed by subtracting (1) the Carrying Costs then projected by Landlord to be added to the Construction Allowance, from (2) the Construction Allowance remaining to be advanced. Tenant shall not request any Construction Advance (other than the final Construction Advance) for an amount less than $500,000.

		Insurance. Tenant shall have obtained and provided certificates (or, in the case of clause a) below, title policies or binders) reasonably satisfactory to Landlord evidencing insurance covering the Leased Property as follows (in addition to the liability insurance required under subparagraph below):

			Title Insurance. An owner's title insurance policy (or binder committing the applicable title insurer to issue an owner's title insurance policy, without the payment of further premiums) in an amount, form and substance and written by First American Title Insurance Company or one or more other title insurance companies reasonably satisfactory to Landlord and insuring Landlord's ownership of fee title to the Leased
Property, including any new Improvements constructed by Tenant, in the amount no less than Stipulated Loss Value plus any remaining portion of the Construction Allowance to be advanced under this Lease; and

		       Builder's Risk Insurance. Builder's Completed Value Risk and such other hazard insurance as Landlord may reasonably require against all risks of physical loss (including collapse and transit coverage, but not including earthquake or flood coverage) with deductibles not to exceed $500,000, such insurance to be in amounts sufficient to cover the total value of any Improvements under construction and to be maintained in full force and effect at all times until completion of the Initial Improvements.

		Progress of Construction. Construction of the Initial Improvements shall be progressing in a good and workmanlike manner and in accordance with the requirements of this Lease without any continuing significant interruption, other than interruptions beyond the reasonable control of Tenant that are not likely to cause the cost of such construction (and Carrying Costs and construction period ad property taxes and assessments) to exceed the Maximum Construction Allowance. Also, Tenant shall have corrected or caused the correction promptly of any significant defect in such construction.

		Evidence of Costs to be Reimbursed. To the extent contemplated by the Construction Advance request forms attached as Exhibit F and described in subparagraph , or otherwise required by Landlord at the time a Construction Advance is to be made, Tenant shall have submitted invoices, requests for payment from contractors, certifications from Tenant's architect or construction manager, lien releases and other evidence satisfactory to Landlord that (A) all costs for which Tenant requests reimbursement constitute actual costs incurred by Tenant for the construction of the Initial Improvements or constitute property taxes or assessments assessed against the Leased Property and paid by Tenant prior to the Last Advance Date with respect to the Leased Property and (B) general contractors and all parties that have filed a statutory Preliminary Notice which would give them the right to assert a mechanic's or materialman's lien against the Leased Property (collectively, "Potential
Lien Claimants") have been paid all sums for which prior Construction
Advances have been advanced. Without limiting the foregoing, Landlord may decline to advance any amount that would result in an excess of $3,000,000 or more of (1) the total cost of work with respect to which Potential Lien Claimants could have asserted a lien against the Leased Property and for which Construction Advances have been advanced by Landlord, over (2) the cost of such work for which Tenant has provided to Landlord unconditional statutory lien releases from all Potential Lien Claimants in form and substance reasonably satisfactory to Landlord.

		No Event of Default or Change of Control Event. No Event of Default shall have occurred and be continuing under this Lease and no Change of Control Event shall have occurred.

		No Sale of Landlord's Interest. No sale of Landlord's interest in the Leased Property shall have occurred pursuant to the Purchase
Agreement.

		Certificate of No Default. Landlord shall have received, together with the notice requesting the Construction Advance described in clause (i) above, a current certificate of a Responsible Financial Officer of Tenant in the form attached as Exhibit F.

		Completion Notice.      Tenant shall provide a notice to
Landlord (the "Completion Notice") promptly after construction of the Initial Improvements is substantially complete and more than fifty percent (50%) of the Initial Improvements are being occupied by Tenant or any subtenant permitted by Paragraph .

		Purchase Agreement, Pledge Agreement and Environmental Indemnity. Tenant acknowledges and agrees that nothing contained in this Lease shall limit, modify or otherwise affect any of Tenant's obligations under the Purchase Agreement, Pledge Agreement or Environmental Indemnity, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations established by this Lease. In the event of any inconsistency between the terms and provisions of the Purchase Agreement, Pledge Agreement or Environmental Indemnity and the terms and provisions of this Lease, the terms and provisions of the Purchase Agreement, Pledge Agreement or Environmental Indemnity (as the case may be) shall control.

		Use and Condition of Leased Property.

		       Use. Subject to the Permitted Encumbrances and the terms hereof, Tenant may use and occupy the Leased Property so long as no Event of Default occurs hereunder, but only for the following purposes and other lawful purposes incidental thereto:

	 research and development of computer-related and other electronic products;

	 administrative and office space; and

	 distribution and warehouse storage of computer-related and other electronic products; and

	 assembly of computer-related and other electronic products using components manufactured elsewhere, but not including the manufacture of computer chips on-site; and

	 cafeteria, library, fitness center and other support function uses that Tenant may provide to its employees.

Although the term "electronic products" in this subparagraph may include products designed to detect, monitor, neutralize, handle or process Hazardous Substances, the use of the Leased Property by Tenant shall not include bringing Hazardous Substances onto the Leased Property for the purpose of researching, testing or demonstrating any such products.

			Condition. Tenant accepts the Leased Property (and will accept the same upon any purchase of the Landlord's interest therein) in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. Tenant also accepts the Leased Property without any representation or warranty, express or implied, by Landlord regarding the title thereto or the rights of any parties in possession of any part thereof, except as set forth in subparagraph . Landlord shall not be responsible for any latent or other defect or change of condition in the Land, Improvements, fixtures and personal property forming a part of the Leased Property, and the Rent hereunder shall in no case be withheld or diminished because of any latent or other defect in such property, any change in the condition thereof or the existence with respect thereto of any violations of Applicable Laws. Nor shall Landlord be required to furnish to Tenant any facilities or service of any kind, such as, but not limited to, water, steam, heat, gas, hot water, electricity, light or power.

			Consideration of and Scope of Waiver. The provisions of subparagraph above have been negotiated by the Landlord and Tenant after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of the Landlord, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect, or otherwise.
However, such exclusion of representations and warranties by Landlord is not intended to impair any representations or warranties made by other parties, including Seller, the benefit of which is to pass to Tenant during the Term because of the definition of Personal Property and Leased Property above.

		Other Representations, Warranties and Covenants of Tenant. Tenant represents, warrants and covenants as follows:

			Financial Matters. Tenant is solvent and has no outstanding liens, suits, garnishments or court actions which could render Tenant insolvent. There has not been filed by or, to Tenant's knowledge, against Tenant a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Tenant or any significant portion of Tenant's property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the federal Bankruptcy Code or any state law. The financial statements and all financial data heretofore delivered to Landlord relating to Tenant have been prepared in accordance with GAAP in all material respects. No material adverse change has occurred in the financial position of Tenant as reflected in Tenant's financial statements covering the fiscal period ended February 28, 1994.

			Existing Contract. Except to the extent required of Landlord under subparagraph , Tenant shall satisfy all surviving obligations of 3CD under the Existing Contract and under other agreements described therein. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all Losses imposed on or asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of any obligations imposed by the Existing Contract or the other agreements described therein. THE INDEMNITY SET OUT IN THIS SUBPARAGRAPH SHALL APPLY EVEN IF THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE ORDINARY NEGLIGENCE (AS DEFINED ABOVE) OF LANDLORD; provided, such indemnity shall not apply to Losses proximately caused by (and attributed by any applicable principles of comparative fault to) the Active Negligence, gross negligence or willful misconduct of Landlord. Because Tenant hereby assumes and agrees to satisfy all surviving obligations of 3CD under the Existing Contract and the other agreements described therein, no failure by Landlord to take any action required by the Existing Contract or such other agreements (save and except any actions required of Landlord under subparagraph ) shall, for the purposes of this indemnity, be deemed to be caused by the Active
Negligence, gross negligence or willful misconduct of Landlord. The foregoing indemnity is in addition to the other indemnities set out herein and shall not terminate upon the closing of any sale of Landlord's interest in the Leased Property pursuant to the provisions of the Purchase Agreement or the termination of this Lease.

			No Default or Violation. The execution, delivery and performance by Tenant of this Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity do not and will not constitute a breach or default under any other material agreement or contract to which Tenant is a party or by which Tenant is bound or which affects the Leased Property or Tenant's use, occupancy or operation of the Leased Property or any part thereof and do not, to the knowledge of Tenant, violate or contravene any law, order, decree, rule or regulation to which Tenant is subject, and such execution, delivery and performance by Tenant will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, Tenant's property pursuant to the provisions of any of the foregoing.

			Compliance with Covenants and Laws. The intended use of the Leased Property by Tenant complies, or will comply after Tenant obtains readily available permits, in all material respects with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health, safety and environmental laws and regulations, the Americans with Disabilities Act and other laws pertaining to disabled persons, and all other applicable laws, statutes, ordinances, rules, permits, regulations, orders, determinations and court decisions (all of the foregoing are herein sometimes collectively called "Applicable Laws"). Tenant has obtained or will promptly obtain all utility, building, health and operating permits as may be required for Tenant's use of the Leased
Property by any governmental authority or municipality having jurisdiction over the Leased Property.

		       Environmental Representations. To Tenant's knowledge and except as otherwise disclosed in the Environmental Report, as of the date hereof: (i) no Hazardous Substances Activity has occurred prior to the date of this Lease; (iii) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has reported or been required to report any release of any Hazardous Substances on or from the Leased
Property or the surrounding property pursuant to any Environmental Law;
(iv) neither Tenant nor any prior owner or operator of the Leased Property or any surrounding property has received any warning, citation, notice of violation or other communication regarding a suspected or known release or discharge of Hazardous Substances on or from the Leased Property or regarding a suspected or known violation of Environmental Laws concerning the Leased Property from any federal, state or local agency; and (v) none of the following are located on the Leased Property: asbestos; urea formaldehyde foam insulation; transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; any other Hazardous Substances other than Permitted Hazardous Substances; or any underground storage tank or tanks. Further, Tenant represents that to its knowledge the Environmental Report is not misleading or inaccurate in any material respect.

			No Suits. There are no judicial or administrative actions, suits, proceedings or investigations pending or, to Tenant's knowledge, threatened that will affect Tenant's intended use of the Leased Property or the validity, enforceability or priority of this Lease, or Tenant's use, occupancy and operation of the Leased Property or any part thereof, and Tenant is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority that could materially and adversely affect the business or assets of Tenant and its Subsidiaries taken as a whole or Tenant's use, occupancy or operation of the Leased Property. No condemnation or other like proceedings are pending or, to Tenant's knowledge, threatened against the Leased Property.

			Condition of Property. The Land as described in Exhibit A is the same as the land shown on the plat included as part of the ALTA/ACSM Land Title Survey prepared by Ted L. Wilson, L.S. 6425, Kier &
Wright Civil Engineers & Surveyors, Inc. Job No. 94959, which was delivered to Landlord at the request of Tenant. When the Initial Improvements are completed in accordance with the requirements of this Lease, adequate provision will have been made for the Leased Property to be served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof. All streets, alleys and easements necessary to serve the Leased Property have been completed and are serviceable or will be so when the Initial Improvements are complete.
The Leased Property will be, when the Initial Improvements are complete, in a condition satisfactory for its use and occupancy. Tenant is not aware of any latent or patent material defects or deficiencies in the Real Property that, either individually or in the aggregate, could materially and adversely affect Tenant's use or occupancy or could reasonably be anticipated to endanger life or limb.

			Organization. Tenant is duly incorporated and legally existing under the laws of the State of California. Tenant has all requisite power and has procured or will procure on a timely basis all governmental certificates of authority, licenses, permits, qualifications and other documentation required to lease and operate the Leased Property. Tenant has the corporate power and adequate authority, rights and franchises to own Tenant's property and to carry on Tenant's business as now conducted and is duly qualified and in good standing in each state in which the character of Tenant's business makes such qualification necessary (including, without limitation, the State of California) or, if it is not so qualified in a state other than California, such failure does not have a material adverse effect on the properties, assets, operations or businesses of Tenant and its Subsidiaries, taken as a whole.

			Enforceability. The execution, delivery and performance of this Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained and are not in contravention of or conflict with any Applicable Laws or any term or provision of Tenant's articles of incorporation or bylaws. This Lease, the Purchase Agreement, the Pledge Agreement and the Environmental Indemnity are valid, binding and legally enforceable obligations of Tenant in accordance with their terms, except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application.

			Not a Foreign Person. Tenant is not a "foreign person" within the meaning Sections 1445 and 7701 of the Code (i.e., Tenant is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

			Omissions. To Tenant's knowledge, none of Tenant's representations or warranties contained in this Lease or any document, certificate or written statement furnished to Landlord by or on behalf of Tenant contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.

			Existence. Tenant shall continuously maintain its existence and its qualification to do business in the State of California.

			Tenant Taxes. Tenant shall comply with all applicable tax laws and pay before the same become delinquent all taxes imposed upon it or upon its property where the failure to so comply or so pay would have a material adverse effect on the financial condition or operations of Tenant; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any such taxes and pending such contest Tenant shall not be deemed in default under this subparagraph if (1) Tenant diligently prosecutes such contest to completion in an appropriate manner, and (2) Tenant promptly causes to be paid any tax adjudged by a court of competent jurisdiction to be due, with all costs, penalties, and interest thereon, promptly after such judgment becomes final; provided, however, in any event such contest shall be concluded and the tax, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which any of Tenant's property that is material to the business of Tenant and its Subsidiaries taken as a whole may be seized or sold because of the nonpayment thereof.

			Operation of Property. Tenant shall operate the Leased Property in a good and workmanlike manner and in compliance with all Applicable Laws and will pay all fees or charges of any kind in connection therewith. Tenant shall not use or occupy, or allow the use or occupancy of, the Leased Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto.
To the extent that any of the following would, individually or in the aggregate, materially and adversely affect the value of the Leased Property or Tenant's use, occupancy or operations on the Leased Property, Tenant shall not: (i) initiate or permit any zoning reclassification of the Leased Property; (ii) seek any variance under existing zoning ordinances applicable to the Leased Property; (iii) use or permit the use of the Leased Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Leased Property; or (v) consent to the annexation of the Leased Property to any municipality. If a change in the zoning or other Applicable Laws affecting the permitted use or development of the Leased Property shall occur that Landlord determines will materially reduce the then-current market value of the Leased Property, and if after such reduction the Stipulated Loss Value shall substantially exceed the then-current market value of the Leased Property in the reasonable judgment of Landlord, then Tenant shall pay Landlord an amount equal to such excess for application as a Qualified Payment. Tenant shall make any payment required by the preceding sentence within one hundred eighty (180) days after it is requested by Landlord, and in any event shall make any such payment before the end of the Term. Tenant shall not impose any restrictive covenants or encumbrances upon the Leased Property without the prior written consent of the Landlord; provided, that such consent shall not be unreasonably withheld for any encumbrance or restriction that is made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by an agreement in form satisfactory to Landlord. Tenant shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Leased Property. Tenant shall not do any act whereby the market value of the Leased Property may be materially lessened. Tenant shall allow Landlord or its authorized representative to enter the Leased Property at any reasonable time to inspect the Leased Property and, after reasonable notice, to inspect Tenant's books and records pertaining thereto, and Tenant shall assist Landlord or Landlord's representative in whatever way reasonably necessary to make such inspections. If Tenant receives a written notice or claim from any federal, state or other governmental entity that the Leased Property is not in compliance in any material respect with any Applicable Law, or that any action may be taken against the owner of the Leased Property because the Leased Property does not comply with Applicable Law, Tenant shall promptly furnish a copy of such notice or claim to Landlord. Notwithstanding the foregoing, Tenant may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Leased Property, and pending such contest Tenant shall not be deemed in default hereunder because of a violation of such Applicable Law, if Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and if Tenant promptly causes the Leased Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Leased Property; provided, that in any event such contest shall be concluded and the violation of such Applicable Law must be corrected and any claims asserted against Landlord or the Leased Property because of such violation must be paid by Tenant, all prior to the date that (i) any criminal charges may be brought against Landlord or any of its directors, officers or employees because of such violation or (ii) any action may be taken by any governmental authority against Landlord or any property owned by Landlord (including the Leased Property) because of such violation.

		       Debts for Construction. Tenant shall cause all debts and liabilities incurred in the construction, maintenance, operation and development of the Leased Property, including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Leased Property, to be promptly paid. Notwithstanding the foregoing, Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Tenant shall not be deemed in default under this subparagraph (or subparagraphs or ) because of the contested lien if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to Landlord's satisfaction any contested liens alleged to secure an amount in excess of $500,000 (individually or in the aggregate) (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and
(3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs shall be paid prior to the date (i) any criminal action may be instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord (including the Leased Property) may be seized or sold or any other action may be taken against Landlord or any property owned by Landlord because of the nonpayment thereof.

		       Impositions. Tenant shall reimburse Landlord for (or, if requested by Landlord, will pay or cause to be paid prior to delinquency) all sales, excise, ad valorem, gross receipts, business, transfer, stamp, occupancy, rental and other taxes, levies, fees, charges, surcharges, assessments or penalties which arise out of or are attributable to this Lease or which are imposed upon Landlord or the Leased Property because of the ownership, leasing, occupancy, sale or operation of the Leased
Property, or any part thereof, or relating to or required to be paid by the terms of any of the Permitted Encumbrances (collectively, herein called the "Impositions"), excluding only Excluded Taxes. If Landlord requires Tenant to pay any Impositions directly to the applicable taxing authority or other party entitled to collect the same, Tenant shall furnish Landlord with receipts showing payment of such Impositions and other amounts prior to delinquency; except that Tenant may in good faith by appropriate proceedings contest the validity, applicability or amount of any asserted Imposition, and pending such contest Tenant shall not be deemed in default of this subparagraph (or subparagraphs or ) because of the contested
Imposition if (1) within sixty (60) days after being asked to do so by Landlord, Tenant bonds over to the satisfaction of Landlord any lien asserted against the Leased Property and alleged to secure an amount in excess of $500,000 because of the contested Imposition, (2) Tenant diligently prosecutes such contest to completion in a manner reasonably satisfactory to Landlord, and (3) Tenant promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the Impositions, penalties, interest and costs shall be paid prior to the date (i) any criminal action may be instituted against Landlord or its directors, officers or employees because of the nonpayment thereof or (ii) any writ or order is issued under which any property owned by Landlord (including the Leased Property) may be seized or sold or any other action may be taken against Landlord or any property owned by Landlord because of the nonpayment thereof.

			Repair, Maintenance, Alterations and Additions. Tenant shall keep the Leased Property in good order, repair, operating condition and appearance (ordinary wear and tear excepted), causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Leased Property to be materially misused, abused or wasted or to deteriorate. Tenant shall promptly replace any worn-out fixtures included within the Leased Property with fixtures comparable to the replaced fixtures when new and repair any damage caused by the removal of such fixtures. Further, Tenant shall not, without the prior written consent of Landlord, (i) remove from the Leased Property any fixtures of significant value which were paid for with (or for which reimbursement was provided to Tenant by) a Construction Advance, except such as are replaced by Tenant by articles of equal value, free and clear of any Lien (and for purposes of this clause "significant value" will mean any fixture that has a value of more than $100,000 or that, when considered together with all other fixtures removed and not replaced by Tenant by articles of equal suitability and value, has an aggregate value of $500,000 or more) or (ii) make any alteration to any Improvements, after the Initial Improvements are constructed, which significantly reduce the fair market value or change the general character of the Leased Property, taken as a whole, or which impair in any significant manner the useful life or utility of the Improvements, taken as whole. Upon request of Landlord made at any time when an Event of Default shall have occurred and be continuing, Tenant shall deliver to Landlord an inventory describing and showing the make, model, serial number and location of all fixtures and personalty, if any, included in the Initial Improvements with a certification by Tenant that such inventory is a true and complete schedule of all such fixtures and personalty and that all items specified in the inventory are covered hereby free and clear of any Lien other than the Permitted Encumbrances described in Exhibit B.

		       Insurance and Casualty. Throughout the Term, Tenant will keep all Improvements (including all alterations, additions and changes made to the Improvements) which are located within the Leased Property insured under an all-risk property insurance policy (excluding from coverage damage by flood or earthquake, but not excluding other perils normally included within the definitions of extended coverage, vandalism and malicious mischief) in the amount of one hundred percent (100%) of the replacement value with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Tenant will be responsible for determining the amount of property insurance to be maintained, but such coverage will be on an agreed value basis to eliminate the effects of coinsurance. Such insurance shall be issued by an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better. Any deductible applicable to such insurance shall not exceed $500,000. Such insurance shall cover not only the value of Tenant's interest in the Improvements, but also the interest of Landlord, and such insurance shall include provisions that Landlord must be notified at least ten (10) days prior to any cancellation or reduction of insurance coverage. With this Lease Tenant shall deliver to Landlord a certificate from the applicable insurer or its authorized agent evidencing the insurance required by this subparagraph and any additional insurance which shall be taken out upon any part of the Leased Property. Thereafter, Tenant shall deliver to Landlord certificates from the applicable insurer or its authorized agent of renewals or replacements of all such policies of insurance at least five (5) days before any such insurance shall expire.
Tenant further agrees that all such policies shall provide that proceeds thereunder will be payable to Landlord as Landlord's interest may appear.
If Tenant fails to obtain any insurance required by this Lease or to provide confirmation of any such insurance as required by this Lease, Landlord shall be entitled (but not required) to obtain the insurance that Tenant has failed to obtain or for which Tenant has not provided the required confirmation and, without limiting Landlord's other remedies under the circumstances, Landlord may require Tenant to reimburse Landlord for the cost of such insurance and to pay interest thereon computed at the Default Rate from the date such cost was paid by Landlord until the date of reimbursement by Tenant. In the event any of the Leased Property is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) Landlord may, but shall not be obligated to, make proof of loss if not made promptly by Tenant, (ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Landlord for application as required by Paragraph , and (iii) Landlord's consent must be obtained for any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance (provided, that if any such claim is for less than $2,000,000 and no Event of Default shall have occurred and be continuing, Tenant alone shall have the right to settle, adjust or compromise the claim as Tenant deems appropriate; and, provided further, that any disagreement between Landlord and Tenant about the amount for which any such claim should be settled shall, at the request of either party, be resolved as provided in
Exhibit I, unless an Event of Default shall have occurred and be continuing, in which case Landlord alone shall have the right to settle, adjust or compromise the claim as Landlord deems appropriate). If any casualty shall result in damage to or loss or destruction of the Leased
Property in excess of $1,000,000, Tenant shall give immediate notice thereof to Landlord and Paragraph shall apply. Notwithstanding the foregoing provisions of this subparagraph, if insurance proceeds totaling not more than $2,000,000 are to be recovered as a result of a fire or other casualty involving the Leased Property, Tenant may directly receive and hold such proceeds so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds towards the restoration, replacement and repair of the Leased Property as required by Paragraph .

			Condemnation. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Leased
Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Leased Property or any portion thereof, Tenant shall notify Landlord of the pendency of such proceedings. Tenant shall, at its expense, diligently prosecute any such proceedings and shall consult with Landlord, its attorneys and experts and cooperate with them as reasonably requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Leased Property and all judgments, decrees and awards for injury or damage to the Leased Property shall be paid to Landlord and applied as provided in Paragraph above. Landlord is hereby authorized, in the name of Tenant, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Leased Property. Landlord shall not be, in any event or circumstances, liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards. Notwithstanding the foregoing provisions of this subparagraph, if condemnation proceeds totaling not more than $2,000,000 are to be recovered as a result of a taking of less than all or substantially all of the Leased Property, Tenant may directly receive and hold such proceeds so long as no Event of Default shall have occurred and be continuing and so long as Tenant applies such proceeds towards the restoration, replacement and repair of the remainder of the Leased Property as required by Paragraph .

			Protection and Defense of Title. If any encumbrance or title defect whatsoever affecting Landlord's fee interest in the Leased Property is claimed or discovered (excluding Permitted Encumbrances, this Lease and any other encumbrance which is claimed by Landlord or lawfully claimed through or under Landlord and which is not claimed by, through or under Tenant) or if any legal proceedings are instituted with respect to title to the Leased Property, Tenant shall give prompt written notice thereof to Landlord and at Tenant's own cost and expense will promptly cause the removal of any such encumbrance and cure any such defect and will take all necessary and proper steps for the defense of any such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Tenant fails to promptly remove any such encumbrance or title defect (other than a Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph or subparagraph ), Landlord
(whether or not named as a party to legal proceedings with respect thereto) shall be entitled to take such additional steps as in its judgment may be necessary or proper to remove such encumbrance or cure such defect or for the defense of any such attack or legal proceedings or the protection of Landlord's fee interest in the Leased Property, including but not limited to the employment of counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to the Leased Property, the removal of prior liens or security interests, and all expenses (including Attorneys' Fees) so incurred of every kind and character shall be a demand obligation owing by Tenant.

			No Liens on the Leased Property. Tenant shall not, without the prior written consent of Landlord, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any Lien (except the lien for property taxes or assessments assessed against the Leased Property which are not delinquent and any Lien Tenant is contesting as expressly permitted by and in accordance with subparagraph or subparagraph ), against or covering the Leased Property or any part thereof (other than any Lien which is lawfully claimed through or under Landlord and which is not claimed by, through or under Tenant) regardless of whether the same are expressly or otherwise subordinate to this Lease or Landlord's interest in the Leased Property, and should any prohibited Lien exist or become attached hereafter in any manner to any part of the Leased Property without the prior written consent of Landlord, Tenant shall cause the same to be promptly discharged and released to the satisfaction of Landlord.

			Books and Records. Tenant shall keep books and records that are accurate and complete in all material respects for the construction and maintenance of the Leased Property and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by Landlord and its duly accredited representatives at all times during reasonable business hours. This subparagraph shall not be construed as requiring Tenant to regularly maintain separate books and records relating exclusively to the Leased Property; provided, however, that if requested by Landlord at any time when an Event of Default shall have occurred and be continuing, Tenant shall construct or abstract from its regularly maintained books and records information required by this subparagraph relating to the Leased Property.

			Financial Statements; Required Notices; Certificates as to Default. Tenant shall deliver to Landlord and to each Participant of which Tenant has been notified:

	 as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of Tenant, a consolidated balance sheet of Tenant and its consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statement of cash flows of Tenant and its consolidated Subsidiaries for such fiscal year, all in reasonable detail and all prepared in accordance with GAAP and accompanied by a report and opinion of accountants of national standing selected by Tenant, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualification or exception which Landlord determines, in Landlord's reasonable discretion, is unacceptable; provided that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (i) so long as Tenant delivers to Landlord the same annual report and report and opinion of accountants that Tenant delivers to its shareholders;

	 as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Tenant, the consolidated balance sheet of Tenant and its consolidated Subsidiaries as of the end of such quarter and the consolidated income statement and the consolidated statement of cash flows of Tenant and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and all prepared in accordance with GAAP and certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments); provided that notwithstanding the foregoing, for so long as Tenant is a company subject to the periodic reporting requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Tenant shall be deemed to have satisfied its obligations under this clause (ii) so long as Tenant delivers to Landlord the same quarterly reports, certified by a Responsible Financial Officer of Tenant (subject to year-end adjustments), that Tenant delivers to its shareholders;

	 together with the financial statements furnished in accordance with subparagraph and , a certificate of a Responsible Financial Officer of Tenant in substantially the form attached hereto as Exhibit G: (i) certifying that to the knowledge of Tenant no Default or Event of Default under this Lease has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a brief statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) certifying that the representations of Tenant set forth in Paragraph of this Lease are true and correct in all material respects as of the date thereof as though made on and as of the date thereof or, if not then true and correct, a brief statement as to why such representations are no longer true and correct, and (iii) with computations demonstrating compliance with the financial covenants contained in subparagraph ;

	 promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Tenant sends to Tenant's stockholders, and copies of all regular, periodic and special reports, and all registration statements (other than registration statements on Form S-8 or any form substituted therefor) which Tenant files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

	 as soon as possible and in any event within five (5) Business Days after a Responsible Financial Officer of Tenant becomes aware of the occurrence of each Default or Event of Default with respect to the Affirmative Financial Covenants described in subparagraph 9.(ae) or the Negative Covenants described in subparagraph 9.(af), a statement of a Responsible Financial Officer of Tenant setting forth details of such Default or Event of Default and the action which Tenant has taken and proposes to take with respect thereto;

	 upon request by Landlord, a statement in writing certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent has been paid and either stating that to the knowledge of Tenant no Default or Event of Default under this Lease has occurred and is continuing or, if a Default or Event of Default under this Lease has occurred and is continuing, a brief statement as to the nature thereof; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Leased Property and by any Participant; and

	 such other information respecting the condition or operations, financial or otherwise, of Tenant, of any of its Subsidiaries or of the Leased Property as Landlord or any Participant through Landlord may from time to time reasonably request.

Landlord is hereby authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph to any Participant and to any regulatory body having jurisdiction over Landlord that requires or requests it.

			Further Assurances. Tenant shall, on request of Landlord, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Lease or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Lease and to subject to this Lease any property intended by the terms hereof to be covered hereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Leased Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by Landlord to protect its rights in and to the Leased Property against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Landlord to enable Landlord, Landlord's Lender and any Participants to comply with the requirements or requests of any agency or authority having jurisdiction over them.

			Fees and Expenses; General Indemnification; Increased Costs; and Capital Adequacy Charges.

	 Except for any costs paid by Landlord with the proceeds of the Initial Funding Advance as part of the Closing Costs, Tenant shall pay (and shall indemnify and hold harmless Landlord, Landlord's Lender and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses incurred by Landlord or Landlord's Lender or any Person claiming through Landlord through a Permitted Transfer in connection with or because of (A) the ownership of any interest in or operation of the Leased Property, (B) the negotiation or administration of this Lease, the Purchase Agreement, the Pledge Agreement, the Environmental Indemnity or any Participation Agreements with Participants listed in Schedule 1 or other Participants which Tenant shall have approved, (C) the making of Funding Advances, including Attorneys' Fees or other costs incurred to evaluate lien releases and other information submitted by Tenant with requests for Construction Advances, or (D) the construction of the Initial Improvements, whether such Losses are incurred at the time of execution of this Lease or at any time during the Term. Costs and expenses included in such Losses may include, without limitation, all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes (other than Excluded Taxes), brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees, Attorneys' Fees and environmental consulting fees incurred by Landlord with respect to the Leased Property. If Landlord pays or reimburses Landlord's Lender for any such Losses, Tenant shall reimburse Landlord for the same notwithstanding that Landlord may have already received any payment from any Participant on account of such Losses, it being understood that the Participant may expect repayment from Landlord when Landlord does collect the required reimbursement from Tenant.

	 Tenant shall also pay (and indemnify and hold harmless Landlord, Landlord's Lender and any Person claiming through Landlord by reason of a Permitted Transfer from and against) all Losses, including Attorneys' Fees, incurred or expended by Landlord or Landlord's Lender or any Person claiming through Landlord through a Permitted Transfer or in connection with (A) the breach by Tenant of any covenant of Tenant herein or in any other instrument executed in connection herewith or (B) Landlord's exercise in a lawful manner of any of Landlord's remedies hereunder or under Applicable Law or Landlord's protection of the Leased Property and Landlord's interest therein as permitted hereunder or under Applicable Law. (However, the indemnity in the preceding sentence shall not be construed to make Tenant liable to both Landlord and any Participant or other party claiming through Landlord for the same damages. For example, so long as Landlord remains entitled to recover any past due Base Rent from Tenant, no Participant shall be entitled to collect a percentage of the same Base Rent from Tenant.) Tenant shall further indemnify and hold harmless Landlord and all other Indemnified Parties against, and reimburse them for, all Losses which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or damage to the property of third parties occurring in or upon or in the vicinity of the Leased Property through any cause whatsoever. THE FOREGOING INDEMNITY FOR INJURY, DEATH OR PROPERTY DAMAGE SHALL APPLY EVEN WHEN INJURY, DEATH OR PROPERTY DAMAGE IN, ON OR IN THE VICINITY OF THE LEASED PROPERTY RESULTS IN WHOLE OR IN PART FROM THE ORDINARY NEGLIGENCE (AS DEFINED ABOVE) OF AN INDEMNIFIED PARTY; provided, such indemnity shall not apply to Losses suffered by an Indemnified Party that were proximately caused by (and attributed by any applicable principles of comparative fault to) the Active Negligence, gross negligence or wilful misconduct of such Indemnified Party.

	 If, after the date hereof, due to either (A) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (B) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Landlord's Lender or any Participant of agreeing to make or making, funding or maintaining advances to Landlord in connection with the Leased Property, then Tenant shall from time to time, upon demand by Landlord pay to Landlord for the account of Landlord's Lender or such Participant, as the case may be, additional amounts sufficient to compensate Landlord's Lender or the Participant for such increased cost. A certificate as to the amount of such increased cost, submitted to Landlord and Tenant by Landlord's Lender or the Participant, shall be conclusive and binding for all purposes, absent clear and demonstrable error.

	 Landlord's Lender or any Participant may demand additional payments (herein called "Capital Adequacy Charges") if Landlord's Lender or the Participant determines that any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to Landlord to permit Landlord to maintain Landlord's investment in the Leased Property or to make Construction Advances. To the extent that Landlord's Lender or the Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such advances, Tenant shall pay to Landlord for the account of the Landlord's Lender or the Participant, as the case may be, the amount so demanded.

	 Any amount to be paid to Landlord, Landlord's Lender or any Indemnified Party under this subparagraph shall be a demand obligation owing by Tenant. Tenant's indemnities and obligations under this subparagraph shall survive the termination or expiration of this Lease with respect to any circumstance or event existing or occurring prior to such termination or expiration.

			Liability Insurance. Tenant shall maintain one or more policies of commercial general liability insurance against claims for bodily injury or death and property damage occurring or resulting from any occurrence in or upon the Leased Property, in standard form and with an insurance company or companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better, such insurance to afford immediate protection, to the aggregate limit of not less than $10,000,000 combined single limit for bodily injury and property damage in respect of any one accident or occurrence, with not more than $500,000 self-insured retention. Such commercial general liability insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Lease (other than the indemnifications set forth in Paragraph concerning environmental matters), but such coverage or the amount thereof shall in no way limit such indemnifications. The policy evidencing such insurance shall name as additional insureds Landlord and all Participants of which Tenant has been notified (including any of the Participants listed in Schedule 1). Tenant shall maintain with respect to each policy or agreement evidencing such commercial general liability insurance such endorsements as may be reasonably required by Landlord and shall at all times deliver and maintain with Landlord written confirmation (in form satisfactory to Landlord) with respect to such insurance from the applicable insurer or its authorized agent, which confirmation must provide that insurance coverage will not be canceled or reduced without at least ten (10) days notice to Landlord. Not less than five (5) days prior to the expiration date of each policy of insurance required of Tenant pursuant to this subparagraph, Tenant shall deliver to Landlord a certificate evidencing a paid renewal policy or policies.

			Permitted Encumbrances. Except to the extent expressly required of Landlord by subparagraph , Tenant shall comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of the Leased Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Tenant shall not modify or permit any modification of any Permitted Encumbrance without the prior written consent of Landlord. Such consent will not be unreasonably withheld for the modification of any Permitted Encumbrance that has been made expressly subject to this Lease, as modified from time to time, and subordinate to Landlord's interest in the Leased Property by agreement in form satisfactory to Landlord.

			Environmental.

		Environmental Covenants.  Tenant covenants:

			   not to cause or permit the Leased Property to be in
violation of, or do anything or permit anything to be done which will subject the Leased Property to any remedial obligations under, any Environmental Laws, including without limitation CERCLA and RCRA, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances pertaining to the Leased Property;

			   not to conduct or authorize others to conduct
Hazardous Substance Activities on the Leased Property, except Permitted Hazardous Substance Use;

			   to the extent required by Environmental Laws, to
remove Hazardous Substances from the Leased Property (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery; and

				not to discharge or authorize the discharge of
anything (including Permitted Hazardous Substances) from the Leased
Property into groundwater or surface water that would require any permit under applicable Environmental Laws, other than storm water runoff.

If Tenant's failure to cure any breach of the covenants listed above in this subparagraph (i) continues beyond the Environmental Cure Period (as defined below), Landlord may, in addition to any other remedies available to it, after notifying Tenant of the remediation efforts Landlord believes are needed, cause the Leased Property to be freed from all Hazardous Substances (or if removal is prohibited by law, to take whatever action is required by law), and the cost of the removal shall be a demand obligation owing by Tenant to Landlord. Further, subject to the provisions of subparagraph below, Tenant agrees to indemnify Landlord against all Losses incurred by or asserted or proven against Landlord in connection therewith. As used in this subparagraph, "Environmental Cure Period" means the period ending on the earlier of: (1) one hundred and eighty days (180) after Tenant is notified of the breach which must be cured within such period, or such longer period as is reasonably required for any cure that Tenant pursues with diligence pursuant to and in accordance with an Approved Plan (as defined below), (2) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) or any criminal action is instituted against Landlord or any of its directors, officers or employees because of the breach which must be cured within such period, (3) the end of the Term. As used in this subparagraph, an "Approved Plan" means a plan of remediation of a violation Environmental Laws for which Tenant has obtained, within one hundred and eighty days
(180) after Tenant is notified of the applicable breach of the covenants listed above in this subparagraph (i), the written approval of the governmental authority with primary jurisdiction over the violation and with respect to which no other governmental authority asserting jurisdiction has claimed such plan is inadequate.

		Environmental Inspections and Reviews. Landlord reserves the right to retain an independent professional consultant to review any report prepared by Tenant or to conduct Landlord's own investigation to confirm whether Hazardous Substances Activities or the discharge of anything into groundwater or surface water has occurred in violation of the preceding subparagraph (i), but Landlord's right to reimbursement for the fees of such consultant shall be limited to the following circumstances: (1) an Event of Default shall have occurred; (2) Landlord shall have retained the consultant to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) Landlord shall have retained the consultant to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) Landlord shall have retained the consultant because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph (i). Tenant grants to Landlord and to Landlord's agents, employees, consultants and contractors the right during reasonable business hours and after reasonable notice to enter upon the Leased Property to inspect the Leased Property and to perform such tests as are reasonably necessary or appropriate to conduct a review or investigation of Hazardous Substances on, or any discharge into groundwater or surface water from, the Leased Property. Without limiting the generality of the foregoing, Tenant agrees that Landlord will have the same right, power and authority to enter and inspect the Leased Property as is granted to a secured lender under Section 2929.5 of the California Civil Code. Tenant shall promptly reimburse Landlord for the cost of any such inspections and tests, but only when the inspections and tests are (1) ordered by Landlord after an Event of Default; (2) ordered by Landlord to establish the condition of the Leased Property just prior to any conveyance thereof pursuant to the Purchase Agreement or just prior to the expiration of this Lease; (3) ordered by Landlord to satisfy any regulatory requirements applicable to Landlord or its Affiliates; or (4) ordered because Landlord has been notified of a violation of Environmental Laws concerning the Leased Property or Landlord otherwise reasonably believes that Tenant has not complied with the preceding subparagraph (i).

		Notice of Environmental Problems. Tenant shall immediately advise Landlord of (i) any discovery of any event or circumstance which would render any of the representations contained in subparagraph inaccurate in any material respect if made at the time of such discovery,
(ii) any remedial action taken by Tenant in response to any (A) discovery of any Hazardous Substances other than Permitted Hazardous Substances on, under or about the Leased Property or (B) any claim for damages resulting from Hazardous Substance Activities, (iii) Tenant's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Leased Property which could cause the Leased Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or (iv) any investigation or inquiry affecting the Leased Property by any governmental authority in connection with any Environmental Laws. In such event, Tenant shall deliver to Landlord within thirty (30) days after Landlord's request, a preliminary written environmental plan setting forth a general description of the action that Tenant proposes to take with respect thereto, if any, to bring the Leased Property into compliance with Environmental Laws or to correct any breach by Tenant of the covenants listed above in subparagraph (i), including, without limitation, any proposed corrective work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as Landlord may reasonably request.

		       Right of Landlord to Perform. If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or renders
Landlord or any director, officer, employee or affiliate of Landlord at risk of criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, in Tenant's name or in Landlord's own name, perform or cause to be performed such act or take such action or pay such money, but Landlord shall not be obligated to do so. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

			Affirmative Financial Covenants.
	 Quick Ratio. Tenant shall maintain a ratio of (A) Quick Assets of Tenant and its Subsidiaries (determined on a consolidated basis) to (B) the sum of Current Liabilities of Tenant and its Subsidiaries (determined on a consolidated basis), of not less than 1.00 to 1.00 through February 28, 1995, and of not less than 1.25 to 1.00 thereafter. As used in this Paragraph , "Quick Assets" means the sum (without duplication of any item) of the collateral held under the Custodial Agreement and pledged under the Pledge Agreement, plus unencumbered cash, plus unencumbered short term cash investments, plus other unencumbered marketable securities which are classified as short term investments according to GAAP, plus the fair market value of unencumbered Long-Term Investments, plus unencumbered current net accounts receivable. As used herein "Long-Term Investments" means those investments described below, provided that such investments shall have maturities of not longer than two years, and shall not be rated less than AA- or SP-1 by Standard & Poor's Corporation or less than Aa3 or MIG-1/VMIG-1 by Moody's Investors Service, Inc.:

	(1) Securities issued or fully guaranteed or fully insured by the United States government or any agency thereof and backed by the full faith and credit of the United States;

	(2) Certificates of deposit, time deposits, eurodollar time deposits, repurchase agreements, or banker's acceptances that are (i) rated at least AA- by Standard & Poor's Corporation or Aa3 by Moody's Investors Service, Inc., and (ii) issued by either one of the 30 largest (in assets) banks in the United States or by one of the 100 largest (in assets) banks in the world;

	(3) Commercial paper and money market preferred instruments of an issuer rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investor's Service, Inc.;

	(4) Investments in taxable or tax-exempt money market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 90 days; and

	(5) Notes and municipal bonds which are rated at least AA- by Standard & Poor's Corporation or at least Aa3 by Moody's Investors Service, Inc.

As used in this Paragraph , "Current Liabilities" means, with respect to any Person, all liabilities of such Person treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of such Person to a date more than one year from the date of determination.

	 Total Liabilities to Consolidated Tangible Net Worth Ratio. Throughout the Term Tenant shall maintain a ratio of Total Liabilities of Tenant and its Subsidiaries (determined on a consolidated basis) to Consolidated Tangible Net Worth of not more than 1.00 to 1.00. As used in this Paragraph , "Total Liabilities" means total liabilities as determined in accordance with GAAP. As used in this Paragraph , "Consolidated Tangible Net Worth" means, at any date of determination thereof, the excess of consolidated total assets on such date over consolidated total liabilities on such date; provided, however, that Intangible Assets on such date shall be excluded from any determination of consolidated total assets on such date. As used in this Paragraph , "Intangible Assets" means, as of the date of any determination thereof, the total amount of all assets of Tenant and its consolidated Subsidiaries that are properly classified as "intangible assets" in accordance with GAAP and, in any event, shall include, without limitation, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges other than prepaid insurance and prepaid taxes and current deferred taxes which are classified on the balance sheet of Tenant and its consolidated Subsidiaries as a current asset in accordance with GAAP and in which classification Tenant's independent public accountants concur.

	 Minimum Tangible Net Worth. Throughout the Term Tenant shall maintain a Consolidated Tangible Net Worth of not less than: (A) ninety percent (90%) of Consolidated Tangible Net Worth as of February 28, 1994; plus (B) seventy-five percent (75%) of net income earned by Tenant after February 28, 1994 (excluding any quarterly losses from net income for purposes of this clause (B)); plus (C) all net proceeds of any sale or issue of stock of Tenant or any of its Subsidiaries by Tenant or any such Subsidiary (other than proceeds from a sale or issue of stock to Tenant itself or one of its Subsidiaries) after February 28, 1994; less (D) all payments made by Tenant or its Subsidiaries after February 28, 1994 (but not in excess of the maximum specified in the next sentence), to any Person other than Tenant or its Subsidiaries to repurchase stock of Tenant or any of its Subsidiaries. For purposes of determining compliance with this subparagraph , payments described in clause (D) of the preceding sentence shall not exceed the sum of: ten percent (10%) of Consolidated Tangible Net Worth as of February 28, 1994; plus twenty-five percent (25%) of net income earned by Tenant after February 28, 1994 (excluding any quarterly losses from net income); plus any net proceeds described in clause (C) of the preceding sentence; less cash dividends, if any, paid by Tenant or its Subsidiaries to anyone other than Tenant or its Subsidiaries after February 28, 1994.

	 Fixed Charge Ratio. Throughout the Term Tenant shall maintain as of the last day of each fiscal quarter of Tenant a ratio of (A) Adjusted EBIT of Tenant and its Subsidiaries (determined on a consolidated basis) for the twelve (12) month period ending on such date, to (B) Fixed Charges of Tenant and its Subsidiaries (determined on a consolidated basis) for the twelve (12) month period ending on such date, of not less than 2.00 to
1.00. As used in this clause (iv), "Adjusted EBIT" means, for any accounting period, net income (or net loss), plus the amounts (if any) which, in the determination of net income (or net loss) for such period, have been deducted for (a) gross interest expense, (b) income tax expense
(c) rent expense under leases of property (excluding rent expense payable under any "Minor Lease", which shall mean a lease under which rent is less than $1,000,000 per annum), (d) depreciation, and (e) non-recurring charges taken in connection with the acquisition of in-process technologies, in each case determined in accordance with GAAP. As used in this clause (iv), "Fixed Charges" means, for any accounting period, the sum of (a) gross interest expense, plus (b) amortization of principal or debt discount in respect of all Debt during such period, plus (c) rent payable under all leases of property during such period (excluding rent payable under any Minor Lease), plus (d) taxes payable during such period.

		Negative Covenants. Without the prior written consent of Landlord in each case, neither Tenant nor any of its Subsidiaries shall:

	 Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its properties, now owned or hereafter acquired; provided, however, that the following shall be permitted except to the extent that they would encumber any interest in the Leased Property in violation of other provisions of this Lease or would encumber collateral covered by the Pledge Agreement:

			 Liens for taxes or assessments or other government
charges or levies if not yet due and payable or if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

			Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

			 Liens under workmen's compensation, unemployment
insurance, social security or similar legislation (other than ERISA);

			 Liens, deposits or pledges to secure the performance of
bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

			 judgment and other similar Liens arising in connection
with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

			easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Tenant or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

			 Liens securing obligations of such a Subsidiary to
Tenant or to another such Subsidiary;

			 Liens incurred after the date of this Lease given to
secure the payment of the purchase price and/or other direct costs incurred in connection with the acquisition, construction, improvement or rehabilitation of assets, including Liens existing on such assets at the time of acquisition thereof or at the time of acquisition by Tenant or a Subsidiary of any business entity (including a Subsidiary) then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, provided that (i) except in the case of Liens existing on assets at the time of acquisition of a Subsidiary then owning such assets, the Lien shall be created within six (6) months of the later of the acquisition of, or the completion of the construction or improvement in respect of, such assets and shall attach solely to such assets, and (ii) except in the case of Liens existing on assets at the time of acquisition of a Subsidiary then owning such assets, at the time of the incurrence of such Lien, the aggregate amount remaining unpaid on all Debt secured by Liens on such assets whether or not assumed by Tenant or a Subsidiary shall not exceed an amount equal to seventy-five percent (75%) of the lesser of the total purchase price or fair market value, at the time such Debt is incurred, of such assets;

			 existing mortgages and deeds of trust as of the date of
this Lease;

			 Liens not otherwise permitted by this subsection  (and
not encumbering the Leased Property or encumbering any property covered by the Pledge Agreement) incurred in connection with the incurrence of additional Debt, provided that (i) immediately after giving effect to the incurrence of any such Lien, the sum of the aggregate principal amount of all outstanding Debt secured by liens incurred pursuant to this clause (xi) shall not exceed $5,000,000; and

			 Liens incurred in connection with any renewals,
extensions or refundings of any Debt secured by Liens described in the other clauses of this subsection , provided that there is no increase in the aggregate principal amount of Debt secured thereby from that which was outstanding as of the date of such renewal, extension or refunding and no additional property is encumbered.

	 Transactions with Affiliates. Enter into any transactions that individually or in the aggregate are material to Tenant (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Affiliates, except upon fair and reasonable terms no less favorable to Tenant than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

	 Mergers; Sales of Assets.

			     Except to the extent permitted by the last sentence
of this subparagraph , liquidate or dissolve, or merge, consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), to any Person, or enter into any joint venture, partnership or other combination which involves the investment, sale, lease, loan, or other disposition of the business or all of the assets of Tenant and its Subsidiaries or so much thereof as, in the reasonable opinion of Landlord, constitutes a substantial portion of such business or assets.

			b) Except to the extent permitted by the last sentence of this subparagraph , acquire the assets or business of any Person, other than in the ordinary course of Tenant's business as presently conducted.

	 Sale of Receivables. Sell for less than the full face value of, or otherwise sell for consideration other than cash, any of its notes or accounts receivable. However, this subparagraph (iv) shall not prohibit: discounted sales of receivables for cash during any fiscal year of Tenant that, when considered in the aggregate, neither (1) provide for a total discount from the face value of the receivables sold exceeding fifteen percent (15%) of the total face value of all receivables of Tenant and its consolidated Subsidiaries at the commencement of such fiscal year, or (2) affect more than fifteen percent (15%) of the individual accounts
(excluding intercompany accounts) comprising the receivables of Tenant and its consolidated Subsidiaries; any license or sale of products or services in the ordinary course of business where payment for such transactions is made by credit card, provided that the fees and discounts incurred by the Tenant or the Subsidiary in connection therewith shall not exceed the normal and customary fees and discounts incurred for general credit card transactions through major credit card issuers; or the delivery and endorsement to banks in the ordinary course of business by Tenant or any of its Subsidiaries of promissory notes received in payment of trade receivables, where delivery and endorsement are made prior to the date of maturity of such promissory notes, and the retention by such banks of normal and customary fees and discounts therefor, provided such practice is usual and customary in the country where such activity occurs.

	 Change of Business. Permit any significant change in the nature of the business of Tenant and its Subsidiaries, taken as whole, from that presently conducted.

Notwithstanding any contrary provisions of subparagraph , Tenant may engage in any of the following transactions, provided that immediately prior to and immediately after giving effect thereto, no Default or Event of Default exists or would exist:

		(i) merge with another entity if Tenant is the corporation surviving the merger;

		(ii) enter into joint ventures;

		(iii) acquire the assets or business of another Person; or

		(iv) liquidate or dissolve Subsidiaries to the extent that such liquidations and dissolutions would not, in the aggregate, result in a material adverse effect on the properties, assets, operations or businesses of Tenant and its Subsidiaries, taken as a whole.

			ERISA.

	 Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and as of the date hereof no event or condition is occurring or exists which would require a notice from Tenant under clause .

	 Tenant shall provide a notice to Landlord as soon as possible after, and in any event within ten (10) days after Tenant becomes aware that, any of the following has occurred, with respect to which the potential aggregate liability to Tenant relating thereto is $2,000,000 or more, and such notice shall include a statement signed by a senior financial officer of Tenant setting forth details of the following and the response, if any, which Tenant or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to Pension Benefit Guaranty Corporation by Tenant or an ERISA Affiliate with respect to any of the following or the events or conditions leading up it):
(A) the assertion, to secure any Unfunded Benefit Liabilities, of any Lien against the assets of Tenant, against the assets of any Plan of Tenant or any ERISA Affiliate of Tenant or against any interest of Landlord or Tenant in the Leased Property or the collateral covered by the Pledge Agreement, or (B) the taking of any action by the Pension Benefit Guaranty Corporation or any other governmental authority action against Tenant to terminate any Plan of Tenant or any ERISA Affiliate of Tenant or to cause the appointment of a trustee or receiver to administer any such Plan.

		Representations, Warranties and Covenants of Landlord. Landlord represents, warrants and covenants as follows:

			Title Claims By, Through or Under Landlord. Except by a Permitted Transfer, Landlord shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Lease or any interest of Landlord in and to the Leased Property during the Term without the prior written consent of Tenant. Landlord further agrees that if any encumbrance or title defect affecting the Leased Property is lawfully claimed through or under Landlord, including any judgment lien lawfully filed against Landlord, Landlord will at its own cost and expense remove any such encumbrance and cure any such defect; provided, however, Landlord shall not be responsible for (i) any Permitted Encumbrances (regardless of whether claimed through or under Landlord) or any other encumbrances not lawfully claimed through or under Landlord, (ii) any encumbrances or title defects claimed by, through or under Tenant or any Participant listed in Schedule 1 or any other Participant which Tenant shall have approved, or (iii) any encumbrance or title defect arising because of Landlord's compliance with subparagraph or any request made by Tenant.

			Actions Required of the Title Holder. So long as no Event of Default shall have occurred and be continuing, Landlord shall take any and all action required of Landlord by the Permitted Encumbrances or otherwise required of Landlord by Applicable Laws or reasonably requested by Tenant (including granting any utility easements required in connection with construction of Improvements); provided that (i) actions Tenant may require of Landlord under this subparagraph shall be limited to actions that can only be taken by Landlord as the owner of the Leased Property, as opposed to any action that can be taken by Tenant or any third party (and the payment of any monetary obligation shall not be an action required of Landlord under this subparagraph unless Landlord shall first have received funds from Tenant, in excess of any other amounts due from Tenant hereunder, sufficient to pay such monetary obligations), (ii) Tenant requests the action to be taken by Landlord (which request must be specific and in writing, if required by Landlord at the time the request is made) and (iii) the action to be taken will not constitute a violation of any Applicable Laws or compromise or constitute a waiver of Landlord's rights hereunder or under the Purchase Agreement, the Pledge Agreement or Environmental Indemnity or otherwise be reasonably objectionable to Landlord. Any Losses incurred by Landlord because of any action taken pursuant to this subparagraph shall be covered by the indemnification set forth in subparagraph . Further, for purposes of such indemnification, any action taken by Landlord will be deemed to have been made at the request of Tenant if made pursuant to any request of Tenant's counsel or of any officer of Tenant (or with their knowledge, and without their objection) in connection with the closing under the Existing Contract or the execution, administration or enforcement of any Construction Document.

			No Default or Violation. The execution, delivery and performance of this Lease do not contravene, result in a breach of or constitute a default under any material contract or agreement to which Landlord is a party or by which Landlord is bound and do not, to the knowledge of Landlord, violate or contravene any law, order, decree, rule or regulation to which Landlord is subject.

			No Suits. To Landlord's knowledge there are no judicial or administrative actions, suits or proceedings involving the validity, enforceability or priority of this Lease, and to Landlord's knowledge no such suits or proceedings are threatened.

			Organization. Landlord is duly incorporated and legally existing under the laws of Delaware and is or, if necessary, will become duly qualified to do business in the State of California. Landlord has or will obtain, at Tenant's expense pursuant to the other provisions of this Lease, all requisite power and all material governmental certificates of authority, licenses, permits, qualifications and other documentation necessary to own and lease the Leased Property and to perform its obligations under this Lease.

			Enforceability. The execution, delivery and performance of this Lease, the Purchase Agreement and the Pledge Agreement by Landlord are duly authorized, are not in contravention of or conflict with any term or provision of Landlord's articles of incorporation or bylaws and do not, to Landlord's knowledge, require the consent or approval of any governmental body or other regulatory authority that has not heretofore been obtained or conflict with any Applicable Laws. This Lease, the Purchase Agreement and the Pledge Agreement are valid, binding and legally enforceable obligations of Landlord except as such enforcement is affected by bankruptcy, insolvency and similar laws affecting the rights of creditors, generally, and equitable principles of general application;
provided, Landlord makes no representation or warranty that conditions imposed by any state or local Applicable Laws to the purchase, ownership, lease or operation of the Leased Property have been satisfied.

			Existence. Landlord will continuously maintain its existence and, after qualifying to do business in the State of California if Landlord has not already done so, Landlord will continuously maintain its right to do business in that state to the extent necessary for the performance of Landlord's obligations hereunder.

			Not a Foreign Person. Landlord is not a "foreign person" within the meaning of the Sections 1445 and 7701 of the Code (i.e., Landlord is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder), and Landlord is not subject to withholding under California Revenue and Taxation Code Sections 18805, 18815, and 26131.

		Assignment and Subletting.

		       Consent Required. During the term of this Lease, without the prior written consent of Landlord first had and received, Tenant shall not assign, transfer, mortgage, pledge or hypothecate this Lease or any interest of Tenant hereunder and shall not sublet all or any part of the Leased Property, by operation of law or otherwise; provided, that Tenant shall be entitled without Landlord's consent to sublet less than 103,000 square feet of useable space in then existing and completed Improvements if
(i) any sublease by Tenant is made expressly subject and subordinate to the terms hereof, (ii) such sublease has a term less than or equal to the remainder of the then effective term of this Lease, and (iii) the use permitted by such sublease is expressly limited to general office or other uses approved in advance by Landlord. Such approval of other uses by Landlord will not be unreasonably withheld, but Tenant acknowledges that Landlord's withholding of such consent shall be reasonable if Landlord determines in good faith that the other uses may increase Landlord's risk of liability for any existing or future environmental problem.

			Transfers in Violation of ERISA. Notwithstanding anything to the contrary contained in this Lease, the Purchase Agreement or any other document executed in connection herewith, no sale, assignment or transfer of any direct or indirect interest in Tenant shall be permitted which would negate Tenant's representations in this Lease regarding ERISA or cause this Lease, the Purchase Agreement or such other documents (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of any provision of ERISA or of any applicable state statute regulating a governmental plan, as determined in the sole discretion of Landlord, (ii) no direct or indirect transfer of the Leased Property or any interest therein by Tenant (including, without limitation, any Lien against Tenant's leasehold interest hereunder) shall be permitted which would cause this Lease, the Purchase Agreement or any such other documents (or any exercise of Landlord's rights hereunder or thereunder) to constitute a violation of ERISA or any applicable state statute regulating a governmental plan, as determined by Landlord, and (iii) not less than fifteen (15) days before consummation of a transfer of title to all or part of Tenant's leasehold interest in the Leased Property or of an interest in Tenant, or of any direct or indirect right, title or interest in either of them (a "Transfer"), or of the placing of any Lien or encumbrance on Tenant's interest in the Leased Property, Tenant shall obtain from the proposed transferee or lienholder a representation to Landlord in form and substance satisfactory to Landlord that the provisions of this subparagraph will be true after the Transfer. Further, any proposed transferee of any lien against Tenant's leasehold which may be permitted by this Lease must agree that any direct or indirect transfer of its Lien or any interest therein will be governed by the provisions of this Lease relating to ERISA.

			Consent Not a Waiver. No consent by Landlord to a sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or Tenant's interest hereunder, and no assignment or subletting of the Leased Property or any part thereof in accordance with this Lease or otherwise with Landlord's consent, shall release Tenant from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from any requirement of obtaining the prior written consent of Landlord to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Lease or any interest of Tenant hereunder.

			Landlord's Assignment. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Leased Property and any and all of its rights under this Lease by any conveyance that constitutes a Permitted Transfer. (However, any Permitted Transfer shall be subject to all of the provisions of each and every agreement concerning the Leased Property then existing between Landlord and Tenant, including without limitation this Lease and the Purchase Agreement.) Without limiting the foregoing, Tenant's consent shall not be required for any Participation Agreements with the Participants listed in Schedule 1, if any. In the event Landlord sells or otherwise transfers the Leased
Property and assigns its rights under this Lease, the Purchase Agreement and the Pledge Agreement, and if Landlord's successor in interest confirms its liability for the obligations imposed upon Landlord by this Lease, the Purchase Agreement and the Pledge Agreement on and subject to the express terms and conditions set out herein and therein, then the original Landlord shall thereby be released from any obligations thereafter arising under this Lease, the Purchase Agreement and the Pledge Agreement, and Tenant agrees to look solely to each successor in interest of Landlord for performance of such obligations. However, notwithstanding anything to the contrary herein contained, if withholding taxes are imposed on the rents and other amounts payable to Landlord hereunder because of Landlord's assignment of this Lease to any citizen of, or any corporation or other entity formed under the laws of, a country other than the United States, Tenant shall not be required to compensate such assignee for the withholding tax. Further, during the Term and so long as no Event of Default has occurred and is continuing, Landlord shall not decrease the percentage of Base Rent it (and/or its Affiliates) is entitled to receive and retain under the Participation Agreements below fifty-one percent (51%) without Tenant's consent, which consent will not be unreasonably withheld.

		Environmental Indemnification.

			Indemnity. Tenant hereby agrees to assume liability for and to pay, indemnify, defend, and hold harmless each and every Indemnified Party from and against any and all Environmental Losses, subject only to the provisions of subparagraph below.

			Assumption of Defense.


	If an Indemnified Party notifies Tenant of any claim, demand, action, administrative or legal proceeding, investigation or allegation as to which the indemnity provided for in this Paragraph applies, Tenant shall assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Tenant but reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, demand, action, proceeding, investigation or allegation involves both Tenant and the Indemnified Party and the Indemnified Party shall have been advised in writing by counsel that there may be legal defenses available to it which are inconsistent with those available to Tenant, then the Indemnified Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, demand, action, proceeding, investigation or allegation on its own behalf, and Tenant shall pay or reimburse the Indemnified Party for all Attorney's Fees incurred by the Indemnified Party because of the selection of such separate counsel.


	If any claim, demand, action, proceeding, investigation or allegation arises as to which the indemnity provided for in this Paragraph applies, and Tenant fails to assume promptly (and in any event within fifteen (15) days after being notified of the claim, demand, action, proceeding, investigation or allegation) the defense of the Indemnified Party, then the Indemnified Party may contest (or settle, with the prior written consent of Tenant, which consent will not be unreasonably withheld) the claim, demand, action, proceeding, investigation or allegation at Tenant's expense using counsel selected by the Indemnified Party; provided, that if any such failure by Tenant continues for thirty (30) days or more after Tenant is notified thereof, no such contest need be made by the Indemnified Party and settlement or full payment of any claim may be made by the Indemnified
Party without Tenant's consent and without releasing Tenant from any obligations to the Indemnified Party under this Paragraph so long as, in the written opinion of reputable counsel to the Indemnified Party, the settlement or payment in full is clearly advisable.

			Notice of Environmental Losses. If an Indemnified Party receives a written notice of Environmental Losses that such Indemnified
Party believes are covered by this Paragraph , then such Indemnified Party will be expected to promptly furnish a copy of such notice to Tenant. The failure to so provide a copy of the notice to Tenant shall not excuse
Tenant from its obligations under this Paragraph ; provided, that if Tenant is unaware of the matters described in the notice and such failure renders unavailable defenses that Tenant might otherwise assert, or precludes actions that Tenant might otherwise take, to minimize its obligations hereunder, then Tenant shall be excused from its obligation to indemnify such Indemnified Party (and any Affiliate of such Indemnified Party) against Environmental Losses, if any, which would not have been incurred but for such failure. For example, if Landlord fails to provide Tenant with a copy of a notice of an obligation covered by the indemnity set out in subparagraph and Tenant is not otherwise already aware of such obligation, and if as a result of such failure Landlord becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Tenant had been promptly provided with a copy of the notice, then Tenant will be excused from any obligation to Landlord (or any Affiliate of Landlord) to pay the excess.

			Rights Cumulative. The rights of each Indemnified Party under this Paragraph shall be in addition to any other rights and remedies of such Indemnified Party against Tenant under the other provisions of this Lease or under any other document or instrument now or hereafter executed by Tenant, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA).

			Survival of the Indemnity. Tenant's obligations under this Paragraph shall survive the termination or expiration of this Lease.
All obligations of Tenant under this Paragraph shall be payable upon demand, and any amount due upon demand to any Indemnified Party by Tenant which is not paid shall bear interest from the date of such demand at a floating interest rate equal to the Default Rate, but in no event in excess of the maximum rate permitted by law.

		Landlord's Right of Access.

	 Landlord and Landlord's representatives may enter the Leased Property, after five (5) Business Days advance written notice to Tenant (except in the event of an emergency, when no advance notice will be required), for the purpose of making inspections or performing any work Landlord is authorized to undertake by the next subparagraph. So long as Tenant remains in possession of the Leased Property, Landlord or Landlord's representative will, before making any such inspection or performing any such work on the Leased Property, if then requested to do so by Tenant to maintain Tenant's security: (i) sign in at Tenant's security or information desk if Tenant has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification provided by Tenant when Landlord or Landlord's representative first arrives at the Leased Property, (iii) permit an employee of Tenant to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Tenant that do not, individually or in the aggregate, interfere with or delay inspections or work of Landlord authorized by this Lease.

	 If Tenant fails to perform any act or to take any action which hereunder Tenant is required to perform or take, or to pay any money which hereunder Tenant is required to pay, and if such failure or action constitutes an Event of Default or renders Landlord or any director, officer, employee or Affiliate of Landlord at risk of criminal prosecution or renders Landlord's interest in the Leased Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, Landlord may, in Tenant's name or in Landlord's own name, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by Landlord, and any money so paid by Landlord, shall be a demand obligation owing by Tenant to Landlord. Further, Landlord, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of Landlord to do any work which under any provision of this Lease Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default. Landlord may during the progress of any such work permitted by Landlord hereunder on or in the Leased Property keep and store upon the Leased Property all necessary materials, tools, and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant or the subtenants of Tenant by reason of making such repairs or the performance of any such work on or in the Leased Property, or on account of bringing materials, supplies and equipment into or through the Leased Property during the course of such work (except for liability in connection with death or injury or damage to the property of third parties caused by the Active Negligence, gross negligence or wilful misconduct of Landlord or its officers, employees, or agents in connection therewith), and the obligations of Tenant under this Lease shall not thereby be affected in any manner.

		Events of Default.

			Definition of Event of Default. Each of the following events shall be deemed to be an "Event of Default" by Tenant under this
Lease:

		Tenant shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for three (3) Business Days after Tenant is notified thereof.

	 Tenant shall fail to cause any representation or warranty of Tenant contained herein that is false or misleading in any material respect when made to be made true and not misleading (other than as described in the other clauses of this subparagraph ), or Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as described in the other clauses of this subparagraph ), and in either case shall not cure such failure prior to the earlier of (A) thirty (30) days after written notice thereof is sent to Tenant or (B) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the Leased Property) or any criminal action is instituted against Landlord or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal action is instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional sixty (60) days) as shall be necessary for the curing thereof with reasonable diligence.

	 Tenant shall fail to comply with any term, provision or condition of the Purchase Agreement, the Pledge Agreement or the Environmental
Indemnity.

	 Tenant shall abandon any portion of the Leased Property.

	  Tenant shall fail to make any payment or payments of principal, premium or interest, on any Debt of Tenant described in the next sentence when due (taking into consideration the time Tenant may have to cure such failure, if any, under the documents governing such Debt). As used in this clause , "Debt" shall mean only Debts of Tenant now existing or arising in the future (a) payable to Landlord or any Participant or any Affiliate of Landlord or any Participant, or (B) payable to any other Person and with respect to which $5,000,000 or more is actually due and payable because of acceleration or otherwise.

	 Tenant or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Tenant or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) consecutive days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Tenant or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this clause (vi).

	 Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing the dissolution of Tenant or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

	 Any order, judgment or decree is entered in any proceedings against Tenant or any Subsidiary decreeing a split-up of Tenant or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of Tenant and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of Tenant and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

	 A final judgment or order for the payment of money in an amount (not covered by insurance) which exceeds $3,000,000 shall be rendered against Tenant or any of its Subsidiaries and within sixty (60) days after the entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged.

	 Any ERISA Termination Event that Landlord determines might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Tenant by Landlord, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

		A Change of Control Event not approved in advance by Landlord shall occur.
Notwithstanding the foregoing, any Default that could become an Event of Default under clause may be cured within the earlier of the periods described in clauses (A) and (B) thereof by Tenant's delivery to Landlord of a written notice irrevocably exercising Tenant's option under the Purchase Agreement to purchase Landlord's interest in the Leased Property and designating as the Designated Payment Date the next following date which is either an Advance Date or a Base Rental Date and which is at least ten (10) days after the date of such notice; provided, however, Tenant must, as a condition to the effectiveness of its cure, on the date so designated as the Designated Payment Date tender to Landlord the full purchase price required by the Purchase Agreement and all Rent and all other amounts then due or accrued and unpaid hereunder (including reimbursement for any costs incurred by Landlord in connection with the applicable Default hereunder, regardless of whether Landlord shall have been reimbursed for such costs in whole or in part by any Participants) and Tenant must also furnish written confirmation that all indemnities set forth herein (including specifically, but without limitation, the general indemnity set forth in subparagraph and the environmental indemnity set forth in Paragraph shall survive the payment of such amounts by Tenant to Landlord and the conveyance of Landlord's interest in the Leased Property to Tenant.

			Remedies. Upon the occurrence of an Event of Default which is not cured within any applicable period expressly permitted by subparagraph , at Landlord's option and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice except as expressly described in this subparagraph :

		 By notice to Tenant, Landlord may terminate Tenant's right to possession of the Leased Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Tenant's right to possession if Tenant fails to cure the default within the time specified in the notice.

		 Upon termination of Tenant's right to possession and without further demand or notice, Landlord may re-enter the Leased Property and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Leased Property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

		 Upon termination of Tenant's right to possession, this Lease shall terminate and Landlord may recover from Tenant:

			The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

		       The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

		       The worth at the time of award of the amount by which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

		       Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Leased Property, removing persons or property therefrom, placing the Leased Property in good order, condition, and repair, preparing and altering the Leased Property for reletting, all other costs and expenses of reletting, and any loss incurred by Landlord as a result of Tenant's failure to perform Tenant's obligations under the Purchase Agreement.

The "worth at the time of award" of the amounts referred to in subparagraph and subparagraph shall be computed by allowing interest at ten percent (10%) per annum or such other rate as may be the maximum interest rate then permitted to be charged under California law at the time of computation. The "worth at the time of award" of the amount referred to in subparagraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

			Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.


	The Landlord shall have the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even though Tenant has breached this Lease and abandoned the Leased Property, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Tenant's right to possession shall not be deemed to have been terminated by Landlord except pursuant to subparagraph hereof. The following shall not constitute a termination of Tenant's right to possession:

			Acts of maintenance or preservation or efforts to relet the Leased Property;

			The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease; or

			Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Tenant.

			Enforceability. This Paragraph shall be enforceable to the maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

			Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing under Applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by Applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Lease to be performed by Tenant, or to any other remedy allowed to Landlord under Applicable Law or in equity.
Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency of Tenant by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of Landlord under the Purchase Agreement, the Pledge Agreement or the Environmental Indemnity.

		       Waiver by Tenant. To the extent permitted by law, Tenant hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of this Lease as herein provided, and (ii) the benefits of any present or future constitution, or statute or rule of law which exempts property from liability for debt or for distress for rent, and (iii) the provisions of law relating to notice and/or delay in levy of execution in case of eviction of a lessee for nonpayment of rent.

			No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.
The waiver of or redress for any violation by Tenant of any term, covenant, agreement or condition contained in this Lease shall not prevent a similar subsequent act from constituting a violation. Any express waiver shall affect only the term or condition specified in such waiver and only for the time and in the manner specifically stated therein. A receipt by Landlord of any Base Rent or other payment hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

		Default by Landlord. If Landlord should default in the performance of any of its obligations under this Lease, Landlord shall have the time reasonably required, but in no event less than thirty (30) days, to cure such default after receipt of written notice from Tenant specifying such default and specifying what action Tenant believes is necessary to cure the default. If Tenant prevails in any litigation brought against Landlord because of Landlord's failure to cure a default within the time required by the preceding sentence, then Tenant shall be entitled to an award against Landlord for the damages proximately caused to Tenant by such default.

		Quiet Enjoyment. Provided Tenant pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Tenant hereunder, Landlord shall not during the Term disturb Tenant's peaceable and quiet enjoyment of the Leased Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Lease and the Permitted Encumbrances and any other claims or encumbrances not lawfully made through or under Landlord, to which this Lease is subject and subordinate as hereinabove set forth. Any breach by Landlord of the foregoing covenant of quiet enjoyment shall, subject to the other provisions of this Lease, render Landlord liable to Tenant for any monetary damages proximately caused thereby, but as more specifically provided in Paragraph above, no such breach shall entitle Tenant to terminate this Lease or excuse Tenant from its obligation to pay Base Rent and other amounts hereunder.

		Surrender Upon Termination. Unless Tenant or an Applicable Purchaser purchases Landlord's entire interest in the Leased Property pursuant to the terms of the Purchase Agreement, Tenant shall, upon the termination of Tenant's right to occupancy, surrender to Landlord the Leased Property, including any buildings, alterations, improvements, replacements or additions constructed by Tenant, with all fixtures and furnishings included in the Initial Improvements, but not including movable furniture and movable personal property not covered by this Lease, free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and, to the extent required by Landlord, with all Initial Improvements in the same condition as of the date the same were initially completed, excepting only (i) ordinary wear and tear (provided that the Leased Property shall have been maintained as required by the other provisions hereof) and (ii) alterations and additions which are expressly permitted by the terms of this Lease and which have been completed by Tenant in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Tenant or any party claiming under Tenant, if not removed at the time of such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such property from the Leased Property and store it at Tenant's risk and expense. Tenant shall bear the expense of repairing any damage to the Leased Property caused by such removal by Landlord or Tenant.

		Holding Over by Tenant. Should Tenant not purchase Landlord's right, title and interest in the Leased Property as provided in the Purchase Agreement, but nonetheless continue to hold the Leased Property after the termination of this Lease without Landlord's written consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii) (A) the Prime Rate in effect for such day so long as the holdover period does not extend beyond ninety (90) days and (B) for each such day beginning with the ninety-first day after the holdover commences, three percent (3%) above the Prime Rate; divided by (iii) 360; subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the Term of this Lease and no extension of this Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

		Miscellaneous.

	 Notices. Each provision of this Lease, or of any Applicable Laws with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

	 All Rent required to be paid by Tenant to Landlord hereunder shall be paid to Landlord in immediately available funds by wire transfer to:


Federal Reserve Bank of San Francisco
Account: Banque Nationale de Paris
ABA #: 121027234
Reference: 3COM Lease.

or at such other place and in such other manner as Landlord may designate in a notice to Tenant (provided Landlord will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to all payments and other obligations of Tenant under this Lease.

	 All Construction Advances required to be paid to Tenant by Landlord hereunder shall be paid to Tenant in immediately available funds by wire transfer to:

Account Name: 3Com Corporation
Account Number: 14848-01985
ABA #: 121000358

Reference: Construction Advance

or at such other place and in such other manner as Tenant may designate in a notice to Landlord (provided Tenant will not unreasonably designate a method of payment other than wire transfer). Time is of the essence as to the payment of all Construction Advances required of Landlord under this Lease.

	 All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below, or in the case of communications to existing Participants, if any, at the addresses set forth in Schedule 1) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

Address of Landlord:

BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201
Attention: Lloyd Cox
Telecopy: (214) 969-0060

With a copy to:

Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho
Telecopy: (415) 296-8954

And with a copy to:

Clint Shouse
Thompson & Knight, P.C.
3300 First City Center
1700 Pacific Avenue
Dallas, Texas 75201
Telecopy: (214) 969-1550

Address of Tenant:

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Legal Dept.
Telecopy: (408) 764-6434


With copies to:

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Real Estate Dept.
Telecopy: (408) 764-5718; and

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California  95052
Attn: Treasury Dept.
Telecopy: (408) 764-5939; and

Gray Cary Ware & Freidenrich
400 Hamilton Avenue
Palo Alto, California  94301
Attn: Jonathan E. Rattner, Esq.
Telecopy: (415) 327-3699

	 Severability. If any term or provision of this Lease or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

	 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Property or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Property or any interest in such fee estate, unless all Persons with an interest in the Leased Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

	 NO IMPLIED REPRESENTATIONS BY LANDLORD. LANDLORD AND LANDLORD'S AGENTS HAVE MADE NO REPRESENTATIONS OR PROMISES WITH RESPECT TO THE LEASED PROPERTY EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THE PROVISIONS OF THIS LEASE, THE PURCHASE AGREEMENT AND THE PLEDGE AGREEMENT.

		Entire Agreement. This Lease and the instruments referred to herein supersede any prior negotiations and agreements between the parties concerning the Leased Property and no amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

		Binding Effect. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective successors and, to the extent assignment is permitted hereunder, their respective assigns.

		Time is of the Essence. Time is of the essence as to all obligations of Tenant and all notices required of Tenant under this Lease, but this paragraph shall not limit Tenant's opportunity to prevent an Event of Default by curing any breach within the cure period (if any) applicable under subparagraph .

		Termination of Prior Rights. Without limiting the rights and obligations of Tenant under this Lease, Tenant acknowledges that any and all rights or interest of Tenant in and to the Land, the improvements to the Land and to any other property included in the Leased Property (except under this Lease and the Purchase Agreement) are hereby superseded. Tenant quitclaims unto Landlord any rights or interests Tenant has in or to the Land, the improvements to the Land and to any other property included in the Leased Property other than the rights and interests created by this Lease and the Purchase Agreement.

		Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

		Waiver of a Jury Trial. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE OR ANY OTHER DOCUMENT OR DEALINGS BETWEEN THEM RELATING TO THIS LEASE OR THE LEASED PROPERTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.
Tenant and Landlord each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Lease and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Tenant and Landlord each further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT
IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL
APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS
TO THIS LEASE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS
LEASE OR THE LEASED PROPERTY. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

		Tax Reporting. Landlord and Tenant shall report this Lease and the Purchase Agreement for federal income tax purposes as a conditional sale unless prohibited from doing so by the Internal Revenue Service. Similarly, Tenant shall report all interest earned on Escrowed Proceeds or the collateral by the Pledge Agreement as Tenant's income for federal and state income tax purposes. If the Internal Revenue Service shall challenge Landlord's characterization of this Lease and the Purchase Agreement as a conditional sale for federal income tax reporting purposes, Landlord shall notify Tenant in writing of such challenge and consider in good faith any reasonable suggestions by Tenant about an appropriate response. In any event, Tenant shall indemnify and hold harmless Landlord from and against all liabilities, costs, additional taxes and other expenses that may arise or become due because of such challenge or because of any resulting recharacterization required by the Internal Revenue Service, including any additional taxes that may become due upon any sale under the Purchase
Agreement to the extent (if any) that such additional taxes are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to Landlord of the recharacterization.

	IN WITNESS WHEREOF, this Lease is hereby executed in multiple originals as of the effective date above set forth.

	"Landlord"

	BNP LEASING CORPORATION




	By:  /s/ David C. Schad
	    Name:  David C. Schad
	    Title:  President



	"Tenant"

	3COM CORPORATION



	By:  /s/ Christopher B. Paisley
	   Name:  Christopher B. Paisley
	   Title:  Chief Financial Officer




Exhibit A

Property Description


REAL PROPERTY in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

1.      Parcel Three:

Parcel B, as shown on that certain Parcel Map recorded July 7, 1989, Book 602 of Maps, at pages 34 and 35, Records of Santa Clara County, California, excepting therefrom that portion described in that certain Lot Line Adjustment and Deeded August 16, 1991 in Book L826, at page 0826 of Official Records and described as follows:

Beginning at a point on the most Northerly Southeasterly line of said
Parcel "B" which bears South 66 degrees 32' 39" West a distance of 226.19 feet from the most Easterly corner thereof; thence South 10 degrees 57' 34" East a distance of 218.69 feet; thence North 89 degrees 47' 24" West a distance of
324.26 feet; thence North 77 degrees 17' 24" West a distance of 141.24 feet; thence North 66 degrees 32' 39" East a distance of 458.33 feet to the point of beginning.

Also excepting therefrom that parcel Deeded to the State of California in Book L826 at page 889 and being described as follows:

Commencing at the most Northerly corner of said Parcel B; thence along the general Easterly line of said Parcel B the following courses: S. 10 degrees 04' 48" E., 80.00 feet, N. 79 degrees 55' 12" E., 30.00 feet, and S 10 degrees 04'48" E., 195.61 feet to the Northerly corner of Parcel A; thence leaving said general Easterly line S. 67 degrees 25' 20" W. along the Northerly line of Parcel A and its Westerly prolongation, 814.32 feet; thence from a tangent that bears S. 61 degrees 04' 32" W., along the Northerly line of Parcel A on a curve to the right with a radius of 8999.52 feet through an angle of 00 degrees 30' 19", an arc length of 79.36 feet; thence leaving said line S. 01 degrees 05' 17" W., 3.47 feet, thence from a tangent that bears S. 63 degrees 16' 34" W., along a curve to the right with a radius of 10,136.00 feet, through an angle of 05 degrees 40' 34", an arc length of 1,004.14 feet to a point on the Westerly line of said Parcel B; thence along last said line N. 00 degrees 50' 30" E., 113.93 feet to the Northwesterly corner of said Parcel B; thence along the general Northerly line of last said parcel N. 60 degrees 54' 13" E., 1,641.25 feet and N. 63 degrees 04' 12" E., 253.25 feet to the point of commencement.


2.      Parcel Four:

That portion of Parcel A, as shown on that certain Parcel Map recorded July 7, 1989, Book 602 of Maps at pages 34 and 35, records of Santa Clara County, California and described in that certain Lot Line Adjustment and Deeded August 16, 1991 in Book L826, page 0826 of Official Records and described as follows:

Beginning at the Southwest corner of said Parcel "A"; thence on the Westerly and Northerly lines of said Parcel "A" the following 5 courses:

1.      North 00 degrees 12' 36" East a distance of 665.00 feet;
2.      North 45 degrees 12' 36" East a distance of 64.00 feet;
3. North 00 degrees 12' 36" East a distance of 82.98 feet to a poin on a non-tangent curve the center of which bears North 29 degrees 17' 50" West a distance of 9000.00 feet;
4. Northeasterly a distance of 79.37 feet on the arc of said curve to the left through a central angle of 00 degrees 30' 19" (chord bears North 60 degrees 27' 01" East a distance of 79.37 feet, to a point on said curve;
5.      North 66 degrees 32' 39" East, departing said curve, a distance of
75.89 feet;
Thence South 62 degrees 07' 20" West a distance of 104.00 feet to a point of curvature; thence Southwesterly a distance of 9.53 feet on the arc of said 10136.00 foot radius curve to the right through a central angle of 00 degrees 03' 14" (chord bears South 62 degrees 08' 57" West a distance of 9.53 feet) to a point on said curve; thence South 00 degrees 12' 36" West a distance of
809.62 feet to a point on the South line of said Parcel "A"; thence North 89 degrees 47' 24" West, on said South line, a distance of 83.50 feet to the point of beginning.


Exhibit B

Permitted Encumbrances

	 This conveyance is subject to the following matters, but only to the extent the same are still valid and in full force and effect:

Easement for the purposes stated herein and incidents thereto
Purpose:                Constructing, installing, repairing, replacing, and
maintaining any and all sanitary sewer lines, pipes, mains, manholes and conduits
	Granted to:     City of Santa Clara, California, a municipal corporation
	Recorded:               May 16, 1984 in Book 1548, Page 186, Official
Records
Affects:                Parcel Three.

Easement shown on filed map, and incidents thereto
Purpose:                Ten (10) foot public utility easement
	Affects:                Parcel Three and Parcel Four

Easement shown on filed map, and incidents thereto
	Purpose:                Twenty (20) foot public utility easement
	Affects:                Parcel Three.

Recital shown on filed map, and incidents thereto
Purpose:                Future Highway 237 right-of-way
Affects:                Parcel Three.

Declaration of Reciprocal Easements, Covenants, and Restrictions for the purpose stated therein and subject to the terms and conditions therein, executed by Dairy Associates, L.P., a California Limited Partnership, recorded July 7, 1989 in Book L013, Page 971, Official Records. Amendment No. 1 of Declaration of Reciprocal Easements, Covenants, and Restrictions recorded August 16, 1991 in Book L826, Page 830, Official Records.

Agreement on the terms and conditions contained therein
For:                    Deferred improvements
Between:                City of Santa Clara, a California municipal corporation
And:                    Dairy Associates, L.P., a California Limited Partnership
Recorded:               February 9, 1990 in Book L255, Page 806, Official
Records.

Agreement on the terms and conditions contained therein
For:                    Development
Between:                The City of Santa Clara, a municipal corporation
And:                    Dairy Associates, L.P., a California Limited Partnership
Recorded:               March 6, 1990 in Book L278, Page 2239, Official Records.

By Ordinance No. 1607, the City of Santa Clara has approved the Development Agreement as disclosed by Instrument recorded May 1, 1991 in Book L696, Page 1524, Official Records.

Agreement on the terms and conditions contained therein
For:                    Covenant running with the land
Between:                City of Santa Clara, California, a municipal corporation
And:                    Dairy Associates, L.P.
Recorded:               December 17, 1990 in Book L568, Page 1565, Official
Records.

Lack of Abutter's Rights to and from Route 237-South Bay Freeway, lying adjacent to the Northerly line of Parcels Three and Four, said rights having been released and relinquished
By:                    Dairy Associates, L.P., a California Limited Partnership
To:                    The State of California
Recorded:              August 16, 1991 in Book L826, Page 839, Official Records.

Easement for the purposes stated herein and incidents thereto
Purpose:                An easement for cut and fill slope purposes
Granted to:     The State of California
Recorded:               August 16, 1991 in Book L826, Page 839, Official Records
Affects:                Parcel Three.


Exhibit C

DESCRIPTION OF RENDERINGS OF THE INITIAL IMPROVEMENTS


Reference is made to the following, which are incorporated in Exhibit as if fully set forth here:

Phase 2, Building 500 Plans prepared by Studios Architecture, San
Francisco, California, dated June 6, 1994 (Project No. 93552.10), consisting of:

1.      Cover Sheet

2.      Sheet A.1.00 - Overall Site Plan

3.      Sheet A.2.01 - First Floor Plan

4.      Sheet A.2.02 - Second Floor Plan

5.      Sheet A.3.01 - Elevations


Exhibit D

Estoppel From Contractors

	     , 199



BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201

Attention:  Lloyd Cox

	Re:     Assignment of Construction Contract

Ladies and Gentlemen:

	The undersigned hereby confirms, warrants and represents to BNP Leasing Corporation, a Delaware corporation ("BNP"), and covenants with BNP as follows:

		The undersigned has entered into that certain [****Construction Contract] (the "Construction Contract") by and between the undersigned and
3Com Corporation ("Tenant") dated                       , 199__ for the
construction of the multiuse complex to be constructed on the campus leased by Tenant (the "Improvements") located on the land described in Exhibit A attached hereto and made a part hereof for all purposes (the "Land" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, being herein collectively referred to as the "Project").

		The undersigned has been advised that BNP owns the Land.

		The undersigned has also received a copy of the Lease Agreement dated as of July 14, 1994 (the "Lease"), pursuant to which BNP is leasing the Project to Tenant, and BNP has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Tenant's construction of the Improvements. The Lease also requires Tenant to fulfill all obligations of the ["Owner"] under the Construction Contract and related documents and to indemnify BNP against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

		A complete and correct copy of the Construction Contract is attached to this letter. The Construction Contract is in full force and effect and has not been modified or amended.

		The undersigned has not sent to Tenant or received from Tenant any notice of default or any other notice for the purpose of terminating the Construction Contract, nor is there any existing circumstance or event which, but for the elapse of time or otherwise, would constitute a default by the undersigned or the ["Owner"] under the Construction Contract.
	The undersigned acknowledges and agrees that:

	a) BNP shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNP or, except for any statutory lien rights, against the Project arising under or in any way relating to the Construction Contract; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Construction Contract if BNP elects in writing, pursuant to Paragraph
b) below, to assume the Construction Contract in the event Tenant's right to possession of the Land is terminated, in which event BNP shall be liable thereunder for (but only for) any acts or omissions on the part of BNP occurring after the date on which BNP notifies the undersigned of BNP's election to assume the Construction Contract.

	b) Upon any termination of Tenant's right to possession of the Project under the Lease, including but not limited to any eviction of Tenant resulting from an Event of Default (as defined in the Lease), BNP may, by notice to the undersigned and without the necessity of the execution of any other document, assume Tenant's rights and obligations under the Construction Contract, cure any defaults by Tenant thereunder and enforce the Construction Contract and all rights of the ["Owner"] thereunder. Within ten (10) days of receiving notice from BNP that Tenant's right to possession has been terminated, the undersigned shall send to BNP a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Construction Contract in whole or in part (or, if so, the nature of such modification); (ii) that the Construction Contract is valid and subsisting and in full force and effect; (iii) that there are no defaults or events of default then existing under the Construction Contract and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Construction Contract is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction);
(v) a reasonably detailed report of the then critical dates projected by the undersigned for work and deliveries required to complete the construction project; (vi) the total amount paid for construction through the date of the letter; (vii) the estimated total cost of completing such construction as of the date of the letter, together with a current draw schedule; and (viii) any other information BNP may request to allow it to decide whether to assume the Construction Contract. BNP shall have thirty
(30) days from receipt of such written certificate containing all such requested information to decide whether to assume the Construction Contract. If BNP fails to assume the Construction Contract within such time, the undersigned agrees that BNP shall not be liable for (and the undersigned shall not assert or bring any action against BNP or, except for any statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Construction Contract or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Tenant and any statutory lien rights not waived for the recovery of any such damages or other amounts.

	c) If BNP notifies the undersigned that BNP shall not assume the Construction Contract pursuant to the preceding paragraph following the termination of Tenant's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Construction Contract and remove its personnel from the Project, and BNP shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project. The undersigned shall also, upon request by BNP, deliver and assign to BNP all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Construction Contract and other contract documents executed by Tenant), all other material relating to the work which belongs to BNP or Tenant, and all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Construction Contract. Notwithstanding the undersigned's receipt of any notice from BNP that BNP declines to assume the Construction Contract, the undersigned shall for a period not to exceed fifteen (15) days after receipt of such notice take such steps, at BNP's expense, as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

	d) No action taken by BNP or the undersigned with respect to the Construction Contract shall prejudice any other rights or remedies of BNP or the undersigned provided by law, by the Lease, by the Construction Contract or otherwise against Tenant.

	e) The undersigned agrees promptly to notify BNP of any material default or claimed material default by Tenant under the Construction Contract, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNP prominently marked "URGENT - NOTICE OF TENANT'S DEFAULT UNDER CONSTRUCTION AGREEMENT WITH 3COM CORPORATION - SANTA CLARA CALIFORNIA" at the address specified for notice below (or at such other addresses as BNP shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNP or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty (30) days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Tenant under the Construction Contract, the time permitted by the undersigned for cure by BNP will include the time necessary to terminate Tenant's right to possession of the Project and evict Tenant, provided that BNP commences the steps required to exercise such right within sixty (60) days after it is entitled to do so under the terms of the Lease and applicable law. If the undersigned incurs additional costs due to the extension of the aforementioned cure period, the undersigned shall be entitled to an equitable adjustment to the price of the Construction
Contract for such additional costs.

	f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

	To the undersigned:




	To BNP:                         BNP Leasing Corporation
						717 North Harwood Street
						Suite 2630
						Dallas, Texas 75201

	g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNP has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNP's decision to advance funds for construction under the Lease with Tenant.

							Very truly yours,





							By:
							   Name:
							 Title:


	Tenant joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNP to assume the Construction Contract in the event Tenant is evicted from the Project.


							3Com Corporation



							By:
							   Name:
							 Title:


Exhibit E

Estoppel From Architects/Engineers

	    , 199



BNP Leasing Corporation
717 North Harwood Street
Suite 2630
Dallas, Texas 75201

Attention:  Lloyd Cox

	Re:     Assignment of Construction Contract

Ladies and Gentlemen:

	The undersigned hereby confirms, warrants and represents to BNP Leasing Corporation, a Delaware corporation ("BNP"), and covenants with BNP as follows:

		The undersigned has entered into that certain [****Architects/Engineers Agreement] (the "Agreement") by and between the
undersigned and 3Com Corporation ("Tenant") dated                       , 199__
for the [***design] of the multiuse complex to be constructed on the Santa Clara campus leased by Tenant (the "Improvements") located on the land described in Exhibit A attached hereto and made a part hereof for all purposes (the "Land" and, together with the Improvements and any other improvements now on or constructed in the future on the Land, being herein collectively referred to as the "Project").

		The undersigned has been advised that BNP owns the Land.

		The undersigned has also received a copy of the Lease Agreement dated as of July 14, 1994 (the "Lease"), pursuant to which BNP is leasing the Project to Tenant, and BNP has agreed, subject to the terms and conditions of the Lease, to provide a construction allowance for Tenant's construction of the Improvements. The Lease also requires Tenant to fulfill all obligations of the ["Owner"] under the Agreement and related documents and to indemnify BNP against any liability arising thereunder, all as more particularly provided in the Lease, reference to which is hereby made for all purposes.

		A complete and correct copy of the Agreement is attached to this letter. The Agreement is in full force and effect and has not been modified or amended.

		The undersigned has not sent to Tenant or received from Tenant any notice of default or any other notice for the purpose of terminating the Agreement, nor is there any existing circumstance or event which, but for the elapse of time or otherwise, would constitute a default by the undersigned or the ["Owner"] under the Agreement.
	The undersigned acknowledges and agrees that:

	a) BNP shall not be held liable for, and the undersigned shall not assert, any claims, demands or liabilities against BNP or, except for any statutory lien rights, against the Project arising under or in any way relating to the Agreement; provided, this paragraph will not prohibit the undersigned from asserting any claims or making demands under the Agreement if BNP elects in writing, pursuant to Paragraph b) below, to assume the Agreement in the event Tenant's right to possession of the Land is terminated, in which event BNP shall be liable thereunder for (but only for) any acts or omissions on the part of BNP occurring after the date on which BNP notifies the undersigned of BNP's election to assume the Agreement.

	b) Upon any termination of Tenant's right to possession of the Project under the Lease, including but not limited to any eviction of Tenant resulting from an Event of Default (as defined in the Lease), BNP may, by notice to the undersigned and without the necessity of the execution of any other document, assume Tenant's rights and obligations under the Agreement, cure any defaults by Tenant thereunder and enforce the Agreement and all rights of the ["Owner"] thereunder. Within ten (10) days of receiving notice from BNP that Tenant's right to possession has been terminated, the undersigned shall send to BNP a written estoppel letter stating: (i) that the undersigned has not performed any act or executed any other instrument which invalidates or modifies the Agreement in whole or in part (or, if so, the nature of such modification); (ii) that the Agreement is valid and subsisting and in full force and effect; (iii) that there are no defaults or events of default then existing under the Agreement and no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default or event of default (or, if there is a default, the nature of such default in detail); (iv) that the construction contemplated by the Agreement is proceeding in a satisfactory manner in all material respects (or if not, a detailed description of all significant problems with the progress of construction); (v) a reasonably detailed report of the then critical dates projected by the undersigned for work and deliveries required to complete the Project; (vi) the total amount paid for construction through the date of the letter; (vii) the estimated total cost of completing such construction as of the date of the letter, together with a current draw schedule; and (viii) any other information BNP may request to allow it to decide whether to assume the Agreement. BNP shall have thirty (30) days from receipt of such written certificate containing all such requested information to decide whether to assume the Agreement. If BNP fails to assume the Agreement within such time, the undersigned agrees that BNP shall not be liable for (and the undersigned shall not assert or bring any action against BNP or, except for any statutory lien rights not waived, against the Land or improvements thereon for) any damages or other amounts resulting from the breach or termination of the Agreement or under any other theory of liability of any kind or nature, but rather the undersigned shall look solely to Tenant and any statutory lien rights not waived for the recovery of any such damages or other amounts.

	c) If BNP notifies the undersigned that BNP shall not assume the Agreement pursuant to the preceding paragraph following the termination of Tenant's right to possession of the Project under the Lease, the undersigned shall immediately discontinue the work under the Agreement and remove its personnel from the Project, and BNP shall be entitled to take exclusive possession of the Project and all or any part of the equipment and materials delivered or en route to the Project. The undersigned shall also, upon request by BNP, deliver and assign to BNP all plans and specifications and other contract documents previously delivered to the undersigned (except that the undersigned may keep an original set of the Agreement and other contract documents executed by Tenant), all other material relating to the work which belongs to BNP or Tenant, and all papers and documents relating to governmental permits, orders placed, bills and invoices, lien releases and financial management under the Agreement. Notwithstanding the undersigned's receipt of any notice from BNP that BNP declines to assume the Agreement, the undersigned shall for a period not to exceed fifteen (15) days after receipt of such notice take such steps, at BNP's expense, as are reasonably necessary to preserve and protect work completed and in progress and to protect materials, equipment and supplies at the site or in transit.

	d) No action taken by BNP or the undersigned with respect to the Agreement shall prejudice any other rights or remedies of BNP or the undersigned provided by law, by the Lease, by the Agreement or otherwise against Tenant.

	e) The undersigned agrees promptly to notify BNP of any material default or claimed material default by Tenant under the Agreement, describing with particularity the default and the action the undersigned believes is necessary to cure the same. The undersigned will send any such notice to BNP prominently marked "URGENT - NOTICE OF TENANT'S DEFAULT UNDER AGREEMENT WITH 3COM CORPORATION - SANTA CLARA CALIFORNIA" at the address specified for notice below (or at such other addresses as BNP shall designate in notice sent to the undersigned), by certified or registered mail, return receipt requested. Following receipt of such notice, the undersigned will permit BNP or its designee to cure any such default within the time period reasonably required for such cure, but in no event less than thirty (30) days. If it is necessary or helpful to take possession of all or any portion of the Project to cure a default by Tenant under the Agreement, the time permitted by the undersigned for cure by BNP will include the time necessary to terminate Tenant's right to possession of the Project and evict Tenant, provided that BNP commences the steps required to exercise such right within sixty (60) days after it is entitled to do so under the terms of the Lease and applicable law.

	f) Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery or (b) expedited delivery service with proof of delivery or (c) United States mail, postage prepaid, registered or certified mail or (d) telegram, telex or telecopy, addressed as follows:

	To the undersigned:





	To BNP:                         BNP Leasing Corporation
						717 North Harwood Street
						Suite 2630
						Dallas, Texas 75201

	g) The undersigned acknowledges that it has all requisite authority to execute this letter. The undersigned further acknowledges that BNP has requested this letter, and is relying on the truth and accuracy of the representations made herein, in connection with BNP's decision to advance funds for construction under the Lease with Tenant.


							Very truly yours,





							By:
							   Name:
							 Title:



	Tenant joins in the execution of this letter solely for the purpose of evidencing its consent hereto, including its consent to the provisions that would allow, but not require, BNP to assume the Agreement in the event Tenant is evicted from the Project.


							3Com Corporation



							By:
							   Name:
							 Title:



Exhibit F

Draw Request Forms





	    , 199




BNP Leasing Corporation
c/o Banque Nationale de Paris
180 Montgomery Street
San Francisco, California 94104

Attention:  Ms. Jennifer Cho

	Re:     Construction Advance Request No.
		by 3Com Corporation

Ladies and Gentlemen:

	Reference is made to the Lease Agreement between BNP Leasing Corporation (herein "Landlord") and 3Com Corporation (herein "Tenant") dated as of July 14, 1994 (herein "the Lease"). Capitalized terms defined in the Lease and used but not defined in this letter are intended to have the meanings assigned to them in the Lease.

	Tenant hereby makes request for a Construction Advance in the amount of
$              (herein the "Current Advance"). Included herewith are:

	1. An Application and Certificate for Payment based on AIA Form G702 (herein the "Contractor's Application") from Tenant's general contractor, attached to which is a schedule of values listing all subcontractors, suppliers and other parties to whom the general contractor has or will make payments from the draw requested in the Contractor's Application. The Contractor's Application evidences an obligation incurred by (and previously paid by) Tenant for construction of Improvements and for which Tenant is entitled to reimbursement from the Current Advance.

	2. A list of any costs paid by Tenant, other than to the general contractor, for which Tenant is entitled to reimbursement from the proceeds of the Current Advance (herein the "Other Costs List").

	3. Invoices and requests for payments from the subcontractors and others entitled to payment from the general contractor for construction and related work covered by the Contractor's Application; excluding, however, invoices or requests from some or all subcontractors and others that, according to the Contractor's Application, are to be paid less than $300,000 from the draw requested in Contractor's Application. Such invoices and requests for payments are consistent with the detail shown in the schedule of values attached to the Contractor's Application.

	4. Invoices or other evidence of the costs (if any) included in the Other Costs List.

	5. A list of any "checks on hold" (i.e., payments withheld from subcontractors or suppliers by Tenant's general contractor because of some defect or deficiency in the payee's request for payment or in the work or materials provided by the payee) in excess of $50,000.

	6. An up-to-date list of the names and addresses of any subcontractors that have actually filed a claim of lien against the Leased Property, together with, to the extent not already provided with a prior request for a Construction Advance, a copy of the claim of lien filed.

	7. A certification of an officer of Tenant as required by Paragraph of the Lease.

	We hereby confirm that Landlord will not be responsible for the application of any funds advanced to Tenant or to any other party at our request.

						Sincerely,

						3Com Corporation

						By:
						   Name:
						   Title:


cc:     BNP Leasing Corporation
	717 North Harwood Street
	Suite 2630
	Dallas, Texas 75201
	Attention:  Lloyd Cox

	Clint Shouse
	Thompson & Knight,
	a Professional Corporation
	3300 First City Center
	1700 Pacific Avenue
	Dallas, Texas 75201

Construction Advance Certificate


Pursuant to Paragraph of the Lease dated as of July 14, 1994 (the "Lease") between 3Com Corporation ("Tenant") and BNP Leasing Corporation
("Landlord"), Tenant does hereby represent, warrant and certify to Landlord in connection with Tenant's request for Construction Advance No.
that:

	a)      no Event of Default has occurred and is continuing,

	b) the representations and warranties of Tenant contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, subject only to the following exceptions:

[LIST EXCEPTIONS HERE, OR IF THERE ARE NO EXCEPTIONS, INSERT "NONE"]

	c) Construction of the Initial Improvements has commenced and is progressing without any significant continuing interruption in a good and workmanlike manner and substantially in accordance with the requirements of the Lease and all Applicable Laws and Tenant has corrected or is diligently pursuing the correction of any significant defect in such construction,

	d) all costs and expenses for which Tenant is requesting reimbursement by the Construction Advance referenced above constitute actual costs and expenses incurred by Tenant for the Initial Improvements or for property taxes or assessments assessed against and paid with respect to the Leased Property, and

	e) Potential Lien Claimants have been paid all sums for which prior Construction Advances have been advanced, and the advance being requested will not result in an excess of $3,000,000 or more of (1) the total cost of work with respect to which Potential Lien Claimants could have asserted a lien against the Leased Property and for which Construction Advances have been advanced by Landlord, over (2) the cost of such work for which Tenant has provided to Landlord unconditional statutory lien releases from all Potential Lien Claimants.

Capitalized terms used herein which are defined in the Lease but not in this Certificate shall have the meanings assigned to them in the Lease.

In witness whereof, this Certificate is executed by an officer of 3Com Corporation as of
	    , 19  .

						3Com Corporation



						By:
						   Name:
						   Title:

List of Liens For Which a Claim of Lien Has Actually Been Filed

(Construction Advance Request No.         )


Liens for which a claim of lien has actually been filed are as follows:

1.



2.



3.




Other Costs List

(Construction Advance Request No.         )


Costs paid - other than to Tenant's general contractor - by Tenant and for which Tenant is entitled to reimbursement from the Current Advance being requested are as follows:

1.



2.



3.



Exhibit G

FINANCIAL COVENANT COMPLIANCE CERTIFICATE


BNP Leasing Corporation
c/o Banque Nationale de Paris, San Francisco
180 Montgomery Street
San Francisco, California 94104
Attention: Jennifer Cho

	Re: 3Com Lease Agreement

Gentlemen:

	I, the undersigned, the [chief financial officer, controller, treasurer or the assistant treasurer] of 3Com Corporation, does hereby certify, represent and warrant that:

	1. This Certificate is furnished pursuant to subparagraph of that certain Lease Agreement dated as of July 14, 1994 (the "Lease Agreement," the terms defined therein being used herein as therein defined) between 3Com Corporation (the "Tenant"), and you.

	2. Annex 1 attached hereto sets forth financial data and computations evidencing the Tenant's compliance with certain covenants of the Lease Agreement, all of which data and computations are complete, true and correct.

	3. To the knowledge of Tenant no Default or Event of Default under the Lease Agreement has occurred and is continuing.

	4. The representations of Tenant set forth in the Lease Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

	Executed this       day of            , 19  .


							3Com Corporation

							Name:

							Title:

[cc all Participants]

Annex 1 To Compliance Certificate
For the                Ended             , 19

I.      PARAGRAPH : Quick Ratio

	A.      Unencumbered Cash and Cash Equivalents
		and other "Quick Assets" as defined in
		Paragraph  of the Lease:        $________
	B.      "Current Liabilities" as defined in
		Paragraph  of the Lease:        $________

	C.      Ratio of A to B:        _____ to 1.00

	F.      Minimum ratio computed as provided in
		Paragraph  of the Lease:        _____ to 1.00

II.     PARAGRAPH : Leverage Ratio

	A.      "Total Liabilities" as
defined in Paragraph
		of the Lease:   $_____________

	B.      Consolidated Tangible Net Worth
		(from calculation below):       $_____________

	C.      Ratio of A to B:        _____ to 1.00

	D.      Maximum ratio:   1.00 to 1.00

III.    PARAGRAPH : Minimum Tangible Net Worth

	A.      Reported stockholders equity:   $_____________

	B.      "Intangible Assets" as
defined in Paragraph
		of the Lease:   $_____________

	D.      Consolidated Tangible Net Worth
		(A - B):        $_____________

	E.      Minimum computed as
provided in Paragraph
		of the Lease:    $_____________

IV.     PARAGRAPH : Fixed Charge Ratio

	A.      "Adjusted EBIT" as
defined in Paragraph
		of the Lease:   $_____________

	B.      "Fixed Charges" as
defined in Paragraph
		of the Lease:   $_____________

	C.      Ratio of A to B:        _____ to 1.00

	D.      Minimum ratio:   2.00 to 1.00


Exhibit H

PERMITTED HAZARDOUS SUBSTANCES

(NOT a Comprehensive List)

It is anticipated that the following Hazardous Substances, and others necessary for the use, occupancy, and operation of the Leased Property in accordance with the terms and conditions of this Lease, will be used by Tenant at the Leased Property:

		Description                             C.A.S.#

		Solder bars (lead)                      7439-92-1

		Solder paste
			Lead                                    7439-91-1
			Tin                                     7440-31-5

		Solder paste remover
			Sodium hydroxide                1310-73-2

		Isopropyl alcohol
			Isopropanol                     67-63-0

		S32-10M
			Isopropanol                     67-63-0
			Methanol                                67-56-1



Exhibit I

RESOLUTION OF DISPUTED INSURANCE CLAIMS

	If Landlord and Tenant cannot agree upon the amount for which any insurance claim against an insurer should be settled after damage to the Leased Property by fire or other casualty, and so long as neither Tenant nor Landlord is authorized to determine such amount without the consent of the other pursuant to subparagraph , then either party may require that the amount be determined as follows:

		Landlord and Tenant shall each appoint an experienced architect who is familiar with construction costs for comparable properties in the vicinity of the Leased Property. Each party will make the appointment no later than 10 days after receipt of notice from the other party that the dispute resolution process described in this Exhibit has been invoked. The agreement of the two architects as to the appropriate amount of the insurance settlement will be binding upon Landlord and Tenant. If the two architects cannot agree upon the settlement amount within 30 days following their appointment, they shall within another 10 days agree upon a third architect. Immediately thereafter, each of the first two architects will submit his best estimate of the appropriate settlement amount (together with a written report supporting such estimate) to the third architect and the third architect will choose between the two estimates. The estimate chosen by the third architect as the closest to the amount needed to repair and restore the Leased Property will be binding upon Landlord and Tenant as the amount for which the applicable insurance claim should be settled. (However, no such estimate and nothing contained in this Exhibit will limit Tenant's liability under other provisions of this Lease for the repair and restoration of the Leased Property.) Notification in writing of the estimate chosen by the third architect shall be made to Landlord and Tenant within 15 days following the selection of the third architect.

		If architects must be selected under the procedure set out above and either Tenant or Landlord fails to appoint an architect or fails to notify the other party of such appointment within 10 days after receipt of notice that the prescribed time for appointing the architects has passed, then the other party's architect will determine the appropriate settlement amount. All architects selected for the dispute resolution process set out in this Exhibit will be disinterested, reputable, qualified architects with at least 15 years experience designing and overseeing the construction of properties comparable to the Leased Property.

		If a third architect must be chosen under the procedure set out above, he will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other architects or the parties to this Lease, and the first two architects will be so advised. Although the first two architects will be instructed to attempt in good faith to agree upon the third architect, if for any reason they cannot agree within the prescribed time, either Landlord or Tenant may require the first two architects to immediately submit its top choice for the third architect to the then highest ranking officer of the San Francisco Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Landlord or Tenant. Such officer will have complete discretion to select the most objective and competent third architect from between the choice of each of the first two architects, and will do so within 20 days after such choices are submitted to him.

		Either Landlord or Tenant may notify the architect selected by the other party to demand the submission of an estimate of the appropriate settlement amount or a choice of a third architect as required under the procedure described above; and if the submission of such an estimate or choice is required but the other party's architect fails to comply with the demand within 5 days after receipt of such notice, then the settlement amount or choice of the third architect, as the case may be, selected by the other architect (i.e., the notifying party's architect) will be binding upon Landlord and Tenant.

		For the purposes of this Exhibit, "appropriate settlement amount" and words of like effect means the amount required to restore the Leased Property, less any insurance deductible that clearly applies under the policy of insurance which provides the coverage to be settled; and all architects and other persons involved in the determination of the settlement amount will be so advised.



Schedule 1

Banks Pre-approved to be Participants


1.      ABNoAmro Bank N.V.

2.      The Industrial Bank of Japan, Limited





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